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                                                                  CONFORMED COPY
                                                                     Exhibit 2.0

                            ASSET PURCHASE AGREEMENT

                                  BY AND AMONG

                                PEGASYSTEMS INC.,

                        1MIND CORPORATION, 1MIND.COM, LLC

                                       AND

                          ALL OF THE EQUITY HOLDERS OF

                                1MIND CORPORATION

                                JANUARY 29, 2002


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                                TABLE OF CONTENTS

                                                                           Page

ARTICLE I  PURCHASE AND SALE; CLOSING .......................................1
    1.1  Purchase and Sale of Purchased Assets ..............................1
    1.2  Excluded Assets ....................................................2
    1.3  Assumption of Liabilities ..........................................2
    1.4  Reserved ...........................................................3
    1.5  The Closing ........................................................3
    1.6  Further Assurances .................................................3
    1.7  Actions at the Closing .............................................3
    1.8  Initial Shares, Warrants and Escrow Shares .........................4
    1.9  Earnout ............................................................6
    1.10 Backlog Margin Adjustment ..........................................9
    1.11 Earnout and Backlog Margin Adjustment Procedures ..................10

ARTICLE II REPRESENTATIONS AND WARRANTIES OF THE SELLERS ...................11
    2.1  Organization, Qualification and Power .............................11
    2.2  Capitalization ....................................................12
    2.3  Authorization of Transaction ......................................13
    2.4  Noncontravention ..................................................13
    2.5  Subsidiaries ......................................................13
    2.6  Financial Statements ..............................................14
    2.7  Absence of Certain Changes ........................................14
    2.8  Undisclosed Liabilities ...........................................14
    2.9  Tax Matters .......................................................14
    2.10 Assets ............................................................15
    2.11 Owned Real Property ...............................................16
    2.12 Real Property Leases ..............................................16
    2.13 Intellectual Property .............................................16
    2.14 Contracts .........................................................18
    2.15 Accounts Receivable ...............................................19
    2.16 Powers of Attorney ................................................19
    2.17 Insurance .........................................................19
    2.18 Litigation ........................................................20
    2.19 Warranties ........................................................20
    2.20 Employees .........................................................20
    2.21 Employee Benefits .................................................20
    2.22 Environmental Matters .............................................22
    2.23 Legal Compliance ..................................................23
    2.24 Customers and Suppliers ...........................................23
    2.25 Permits ...........................................................24
    2.26 Certain Business Relationships With Affiliates ....................24
    2.27 Brokers' Fees .....................................................24
    2.28 Books and Records .................................................24


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    2.29 Disclosure ........................................................24
    2.30 Projections .......................................................24

ARTICLE III REPRESENTATIONS AND WARRANTIES OF THE BUYER ....................25
    3.1  Organization, Qualification and Corporate Power ...................25
    3.2  Capitalization ....................................................25
    3.3  Authorization of Transaction ......................................25
    3.4  Noncontravention ..................................................26
    3.5  Reports and Financial Statements; Backlog. ........................26
    3.6  Absence of Material Adverse Change ................................27
    3.7  Litigation ........................................................27
    3.8  Tax Matters .......................................................27
    3.9  Brokers' Fees .....................................................27
    3.10 Disclosure ........................................................27

ARTICLE IV COVENANTS OF THE PARTIES ........................................27
    4.1  Closing Efforts ...................................................27
    4.2  Governmental and Third-Party Notices and Consents. ................27
    4.3  Stockholder Approval ..............................................28
    4.4  Operation of Business .............................................29
    4.5  Access to Information .............................................31
    4.6  Exclusivity .......................................................31
    4.7  Expenses ..........................................................31
    4.8  Use of Name; Dissolution ..........................................32
    4.9  Endorsement of Checks, Etc ........................................32
    4.10 Accounts Receivable ...............................................32
    4.11 Employee Matters; Consulting Arrangement. .........................32
    4.12 Bulk Sales ........................................................32

ARTICLE V CONDITIONS TO CONSUMMATION OF SALE ...............................32
    5.1  Conditions to Obligations of the Buyer ............................32
    5.2  Conditions to Obligations of the Sellers ..........................34

ARTICLE VI INDEMNIFICATION .................................................35
    6.1  Indemnification by the Company Equity Holders .....................35
    6.2  Indemnification by the Buyer ......................................36
    6.3  Indemnification Claims ............................................36
    6.4  Survival of Representations and Warranties ........................39
    6.5  Limitations .......................................................40

ARTICLE VII MATTERS REGARDING COMPANY EQUITY HOLDER
REPRESENTATIVE, TRANSFERABILITY OF WARRANTS AND
PAYMENT SHARES, ETC. .......................................................40
    7.1  Appointment and Powers of the Company
         Equity Holder Representative ......................................40
    7.2  Restrictions on Transferability of Warrants and
         Payment Shares; Legend; Rule 144 ..................................42
    7.3  Additional Investment Representations and
         Warranties of the Company Equity Holders ..........................43


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ARTICLE VIII TERMINATION ...................................................43
    8.1  Termination of Agreement ..........................................43
    8.2  Effect of Termination .............................................44

ARTICLE IX DEFINITIONS .....................................................44

ARTICLE X MISCELLANEOUS ....................................................46
   10.1  Press Releases and Announcements ..................................46
   10.2  No Third Party Beneficiaries ......................................46
   10.3  Entire Agreement ..................................................46
   10.4  Succession and Assignment .........................................47
   10.5  Counterparts and Facsimile Signature ..............................47
   10.6  Headings ..........................................................47
   10.7  Notices ...........................................................47
   10.8  Governing Law .....................................................48
   10.9  Amendments and Waivers ............................................48
   10.10 Severability ......................................................48
   10.11 Submission to Jurisdiction ........................................48
   10.12 Construction ......................................................49



EXHIBITS:

Exhibit 1.2         Excluded Assets
Exhibit 1.3         Assumed Liabilities
Exhibit 1.7         Escrow Agreement
Exhibit 1.8(b)(ii)  Form of Warrant
Exhibit 1.8(c)(i)   Company Stockholders
Exhibit 1.8(c)(ii)  Company Option Holders
Exhibit 1.9         Examples of Earnout Consideration Calculation
Exhibit 1.10        Sellers' Backlog Information
Exhibit 5.1(g)      Form of Opinion of Counsel to the Sellers
Exhibit 5.1(i)      Form of Noncompete, Nondisclosure and Developments Agreement
Exhibit 5.1(j)      Form of Lock-Up Agreement
Exhibit 5.1(k)      Form of Key Employee Lock-Up Agreement
Exhibit 5.2(f)      Form of Opinion of Counsel to the Buyer


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                            ASSET PURCHASE AGREEMENT

         Agreement entered into as of January 29, 2002 by and among Pegasystems Inc., a Massachusetts corporation (the "Buyer"), 1Mind Corporation, a Delaware corporation (the "Company"), 1Mind.com, LLC, a Delaware limited liability company and a wholly owned subsidiary of the Company (the "Target Subsidiary", and together with the Company, the "Sellers"), and the Company Equity Holders (as hereinafter defined). The Buyer, the Company, the Target Subsidiary and the Company Equity Holders are sometimes referred to collectively herein as the "Parties" and each individually as a "Party."

         The Sellers are engaged in the business of developing, marketing and licensing customer relationship management software to health care insurance providers, health care insurance re-insurers and health care insurance brokers and providing services with respect thereto (the "Business").

         This Agreement contemplates the sale by the Sellers, and the purchase by the Buyer, of substantially all of the assets of the Sellers, and the assumption by the Buyer, and the assignment by the Sellers, of specified liabilities of the Sellers (the "Sale"). The Parties intend that the Sale shall constitute a reorganization under Section 368(a)(1)(C) of the Internal Revenue Code of 1986, as amended (the "Code").

         An index of certain defined terms is set forth in Article IX hereof.

         Now, therefore, in consideration of the representations, warranties and covenants herein contained, the Parties agree as follows.


                                   ARTICLE I
                           PURCHASE AND SALE; CLOSING

         1.1 Purchase and Sale of Purchased Assets. Subject to the terms and conditions of this Agreement, the Sellers shall sell, convey, transfer, assign and deliver to the Buyer at the Closing (as hereinafter defined), all of their respective assets and properties of every kind, nature and description, except as provided below, free and clear of all Security Interests (as hereinafter defined) (all of such assets being referred to herein as the "Purchased Assets"), including without limitation the following assets of the Sellers:

                  (a) all accounts receivable and deferred revenue;

                  (b) all cash on hand, if any;

                  (c) all tangible assets, including without limitation machinery and equipment, office equipment, furniture, leasehold improvements, fixtures and other improvements on real estate;

                  (d) all inventories, including without limitation work-in-process, finished goods, raw materials, processing materials, purchased parts and supplies;

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                  (e) originals or duplicate copies of all financial, accounting and operating data and records, including without limitation all books, records, notes, sales and sales promotional and marketing data, advertising materials, credit information, cost and pricing information, business plans, projections, reference catalogs, payroll and personnel records and other similar property, rights and information;

                  (f) all Company Intellectual Property (as hereinafter defined), including without limitation all rights in the Company's products entitled SolutionIN (including but not limited to Sales and Marketing Automation and Management, Intranet and Internet Automated Quoting and Proposal Generation, Intranet and Internet Enabled Employer Group and Member Enrollment, Broker/Distribution Channel Management, Fulfillment and Materials Management, NCQA/HEDIS Database Management and Report Preparation, LEGBase Lobbying Management and OpsCenter Priority Management), SolutionAB (Complete Agency Management System) and SolutionRE (CRM system for Reinsurance Carriers) (collectively, the "Seller Products");

                  (g) all rights (including without limitation the right to receive payment) under all agreements, contracts, licenses, leases, sale orders, purchase orders, open bids and other commitments and arrangements;

                  (h) all guaranties, indemnities, warranties and warranty claims and awards, prepaid expenses, deposits and retentions; and

                  (i) all rights to causes of action, lawsuits, judgments, claims and demands of any nature available to or being pursued by the Sellers with respect to the Business or the Purchased Assets.

         1.2 Excluded Assets. Notwithstanding the foregoing, the Sellers shall not transfer to the Buyer, and the Purchased Assets shall not include the following (collectively, the "Excluded Assets"): (i) the minute books and other corporate or limited liability records of the Sellers, (ii) the Sellers' rights under this Agreement, (iii) the Company's membership interest in the Target Subsidiary or (iv) any of the assets listed on Exhibit 1.2 hereto.

         1.3 Assumption of Liabilities. At the Closing, the Buyer shall assume and agree to pay when due, perform and discharge in accordance with the terms thereof, the following liabilities and obligations of the Company (the "Assumed Liabilities"):

                  (a) all liabilities and obligations of the Sellers for future performance as of the Closing under all leases, license agreements, contracts and agreements listed on Section 2.14 of the Sellers' Disclosure Schedule (as hereinafter defined) and marked with an asterisk; and

                  (b) all accounts payable and accrued expenses of the Company existing as of the Closing, but only to the extent specifically identified on Exhibit 1.3 hereto.

         Except with respect to the Assumed Liabilities, the Buyer shall not assume and shall not in any way be responsible for any of the debts, liabilities, or obligations of the Sellers. Without


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limiting the generality of the foregoing, the Buyer shall have no liability for the following which shall not be included in "Assumed Liabilities": (i) the outstanding amount of all principal, interest, fees and expenses in respect of borrowed money, capital leases and installment purchases, (ii) obligations relating to Taxes (as hereinafter defined), including but not limited to, Taxes owed by the Sellers associated with the Sale as of the Closing, (iii) obligations under this Agreement or any agreement entered into in connection with the transactions contemplated hereby, (iv) liabilities to any Company Equity Holders or any relative or Affiliate (as hereinafter defined) of any Company Equity Holder, (v) liabilities with respect to payroll, bonus or severance arrangements accrued prior to the Closing, or (vi) obligations with respect to any pension, profit sharing, retirement, employee benefit or similar plan, benefit or arrangement.

         1.4 Reserved.

         1.5 The Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Choate, Hall & Stewart in Boston, Massachusetts, commencing at 9:00 a.m. local time on February 8, 2002, or, if all of the conditions to the obligations of the Buyer and the Sellers to consummate the transactions contemplated hereby have not been satisfied or waived by such date, on such mutually agreeable later date as soon as practicable (and in any event not later than three business days) after the satisfaction or waiver of all conditions (excluding the delivery of any documents to be delivered at the Closing by the Buyer or the Sellers) set forth in Article V hereof (the "Closing Date").

         1.6 Further Assurances.

                  (a) At any time and from time to time after the Closing, at the Buyer's request and without further consideration, the Sellers promptly shall execute and deliver such instruments of sale, transfer, conveyance, assignment and confirmation, and take such other action, as the Buyer may reasonably request to more effectively transfer, convey and assign to the Buyer, and to confirm the Buyer's title to, all of the Purchased Assets, to put the Buyer in actual possession and operating control thereof, to assist the Buyer in exercising all rights transferred at the Closing with respect thereto and to carry out the purpose and intent of this Agreement.

                  (b) At any time and from time to time after the Closing, at the Company's request and without further consideration, the Buyer promptly shall execute and deliver such instruments of assumption, assignment and confirmation, and take such other action, as the Sellers may reasonably request to more effectively transfer, convey and assign to the Buyer, and to confirm the Buyer's assumption of, the Assumed Liabilities and to carry out the purpose and intent of this Agreement.

         1.7 Actions at the Closing. At the Closing:

                  (a) the Sellers shall deliver to the Buyer the various certificates, instruments and documents referred to in Section 5.1;

                  (b) the Buyer shall deliver to the Sellers the various certificates, instruments and documents referred to in Section 5.2;


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                  (c) the Buyer shall deliver a certificate for the Initial
         Shares (as hereinafter defined) to the Company;

                  (d) the Buyer shall deliver the Warrants (as hereinafter defined) to the Company; and

                  (e) the Buyer, the Sellers, the Company Equity Holder Representative (as hereinafter defined) and United States Trust Company (the "Escrow Agent") shall execute and deliver an escrow agreement in substantially the form attached hereto as Exhibit 1.7 (the "Escrow Agreement"), and the Buyer shall deliver to the Escrow Agent a certificate for the Escrow Shares (as hereinafter defined) being placed in escrow on the Closing Date in accordance with Section 1.8.

         1.8 Initial Shares, Warrants and Escrow Shares.

                  (a) Certain Definitions.

                  "Closing Purchase Price" shall mean $3,601,174.

                  "Company Equity Holders" shall mean, collectively, the Company Stockholders and the Company Option Holders.

                  "Company Option Holder" shall mean each Person (as hereinafter defined) holding Company Options (as hereinafter defined) immediately prior to the Closing.

                  "Company Options" shall mean any option to purchase shares of Company Common Stock (as hereinafter defined).

                  "Company Stockholder" shall mean each Person holding shares of Company Common Stock immediately prior to the Closing.

                  "Escrow Amount" shall mean an amount equal to twenty-five percent (25%) of the Closing Purchase Price.

                  "Initial Amount" shall mean an amount equal to seventy-five percent (75%) of the Closing Purchase Price.

                  "Payment Shares" shall mean, collectively, the Initial Shares, the shares of Buyer Common Stock issuable upon exercise of the Warrants, the Escrow Shares and the Earnout Shares (as hereinafter defined).

                  "Person" shall mean any individual or partnership (general or limited), corporation (including a business trust), limited liability company, joint stock company, trust, unincorporated association, joint venture or other entity.

                  For purposes of this Section 1.8 and Sections 1.10 and 6.3(c) below, the "Value" of any shares of common stock of the Buyer, $0.01 par value per share ("Buyer Common


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         Stock"), shall be the average of the last reported sale prices per share of the Buyer Common Stock on the Nasdaq National Market over the ten consecutive trading days ending on the third trading day prior to the Closing Date (subject to equitable adjustment in the event of any stock split, stock dividend, reverse stock split or similar event affecting the Buyer Common Stock), multiplied by the number of such shares of Buyer Common Stock.

                  (b) Delivery of Initial Shares, Warrants and Escrow Shares. In consideration for the Purchased Assets, at the Closing, subject to the terms and conditions set forth herein, the Buyer shall:

                           (i) deliver to the Company a stock certificate
                  representing that number of shares of Buyer Common Stock as shall have a Value equal to 82.218% of the Initial Amount (the "Initial Shares"), rounded up to the nearest whole share;

                           (ii) deliver to the Company a warrant certificate in
                  the form of Exhibit 1.8(b)(ii) hereto (together with any substitutions therefor or replacements thereof, collectively, the "Warrants"), exercisable for the number of shares of Buyer Common Stock as provided for therein; and

                           (iii) deliver to the Escrow Agent a stock certificate
                  (issued in the name of the Escrow Agent or its nominee), to be held and disbursed in accordance with the terms of the Escrow Agreement, representing that number of shares of Buyer Common Stock as shall have a Value equal to the Escrow Amount (the "Escrow Shares"), rounded down to the nearest whole share. The Escrow Shares shall be held as a trust fund to secure the indemnification obligations of the Company Equity Holders set forth in Article VI hereof and to facilitate the Buyer's rights of set off under Section 1.10 hereof and shall not be subject to any lien, attachment, trustee process or any other judicial process of any creditor of any party, and shall be held and disbursed solely for the purposes and in accordance with the terms of the Escrow Agreement.

         (c) Distributions to Company Equity Holders.

                           (i) To Company Stockholders. Following the Closing,
                  the Company shall distribute to each Company Stockholder that percentage of the Initial Shares as is set forth opposite such Company Stockholder's name on Exhibit 1.8(c)(i) hereto, which percentage represents such Company Stockholder's anticipated proportionate ownership of the Company Common Stock outstanding as of the Closing Date. Upon the surrender by the Company to the Buyer of the certificate representing the Initial Shares delivered pursuant to paragraph (b)(i) above, together with a duly executed stock transfer power, the Buyer shall, or shall cause its transfer agent to, issue stock certificates to the Company Stockholders in accordance with the immediately preceding sentence. No fractional Initial Share shall be distributed to any Company Stockholder. Instead, the Buyer, or its transfer agent, shall have the authority to round such Initial Shares up or down to


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                  the nearest whole number in a manner such that the total
                  number of Initial Shares to be distributed to the Company Stockholders equals the total number of Initial Shares.

                           (ii) To Company Option Holders. Following the
                  Closing, the Company shall transfer to each Company Option Holder a portion of its interest in the Warrants in the percentage set forth opposite such Company Option Holder's name on Exhibit 1.8(c)(ii) hereto, which percentage represents such Company Option Holder's anticipated proportionate ownership of the vested Company Options outstanding as of the Closing Date. Upon the surrender by the Company to the Buyer of the warrant certificate delivered pursuant to paragraph
                  (b)(ii) above, properly executed for assignment, the Buyer shall execute and deliver individual warrant certificates in substantially the form of Exhibit 1.8(b)(ii) hereto to the Company Option Holders in accordance with the immediately preceding sentence.

         1.9 Earnout. As additional consideration for the Purchased Assets, within fifteen (15) days after the Earnout Payment Date (as hereinafter defined), subject to the terms and conditions set forth herein, including without limitation Sections 1.10 and 6.5(b) hereof, the Buyer shall pay, in the manner described below, an additional amount (the "Stockholder Earnout Consideration") equal to 82.218% of the Earnout Consideration (as hereinafter defined).

                  (a) Certain Definitions.

                  "Backlog Revenue" shall mean amounts anticipated as of December 31, 2002 to be recognized as Revenue by the Buyer during calendar year 2003 from the licensing or servicing of Seller Products and Buyer Products in respect of arrangements evidenced by executed, definitive agreements under which the only contingency to such Revenue being recognized by the Buyer is the performance by the Buyer of its obligations under such agreements.

                  "Backlog Revenue Differential" shall mean the difference obtained by subtracting the Backlog Revenue Threshold Amount from the Backlog Revenue Target Amount.

                  "Backlog Revenue Index" shall mean the quotient obtained by dividing (i) the positive or negative amount by which Backlog Revenue is greater than or less than the Backlog Revenue Threshold Amount by
         (ii) the Backlog Revenue Differential.

                  "Backlog Revenue Target Amount" shall mean [* - confidential information filed separately with the SEC].

                  "Backlog Revenue Threshold Amount" shall mean [* - confidential information filed separately with the SEC].

                  "Buyer Products" shall mean those products of the Buyer targeted primarily to the health care market, including without limitation those products of the Buyer known as


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         PegaCRM Healthcare Claims Exceptions, PegaCRM Healthcare Member
         Services (Web/Call Center) and PegaCRM Healthcare Provider Services (Web/Call Center).

                  "Earnout Consideration" shall be an amount equal to the product of $4,325,908 multiplied by the Index Average, subject to adjustment in accordance with Sections 1.10 and 6.5(b) hereof; provided, that in no event shall the Earnout Consideration be greater than $6,008,206 or less than zero. By way of example only, set forth on
         Exhibit 1.9 hereto are possible calculations of Earnout Consideration.

                  "Earnout Period" shall mean calendar year 2002.

                  "Gross Margin" shall mean the quotient obtained by dividing Gross Profit by Services Revenue, described as a percentage.

                  "Gross Margin Differential" shall mean the difference obtained by subtracting the Gross Margin Threshold Amount from the Gross Margin Target Amount.

                  "Gross Margin Index" shall mean the quotient obtained by dividing (i) the positive or negative amount by which Gross Margin is greater than or less than the Gross Margin Threshold Amount by (ii) the Gross Margin Differential.

                  "Gross Margin Target Amount" shall mean [* - confidential information filed separately with the SEC].

                  "Gross Margin Threshold Amount" shall mean [* - confidential information filed separately with the SEC].

                  "Gross Profit" shall mean the amount obtained by subtracting Services Expenses from Services Revenue.

                  "Incremental Revenue" shall mean Revenue recognized by the Buyer during the Earnout Period from the licensing or servicing of Seller Products and Buyer Products, exclusive of Pipeline Revenue and maintenance revenue.

                  "Incremental Revenue Differential" shall mean the difference obtained by subtracting the Incremental Revenue Threshold Amount from the Incremental Revenue Target Amount.

                  "Incremental Revenue Index" shall mean shall mean the quotient obtained by dividing (i) the positive or negative amount by which Incremental Revenue is greater than or less than the Incremental Revenue Threshold Amount by (ii) the Incremental Revenue Differential.

                  "Incremental Revenue Target Amount" shall mean [* - confidential information filed separately with the SEC].


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                  "Incremental Revenue Threshold Amount" shall mean [* -
         confidential information filed separately with the SEC].

                  "Index Average" shall mean the amount obtained by dividing (i) the sum of the Backlog Revenue Index, the Gross Margin Index, the Incremental Revenue Index and the Pipeline Revenue Index by (ii) four
         (4).

                  "Pipeline Revenue" shall mean Revenue recognized by the Buyer during the period commencing on the Closing Date and ending on December 31, 2002 and Revenue recognized by the Sellers during the period commencing on January 1, 2002 and ending on the Closing Date from the licensing or servicing of Seller Products to those entities listed as "Company Pipeline Customers" on Section 1.9 of the Sellers' Disclosure Schedule.

                  "Pipeline Revenue Differential" shall mean the difference obtained by subtracting the Pipeline Revenue Threshold Amount from the Pipeline Revenue Target Amount.

                  "Pipeline Revenue Index" shall mean the quotient obtained by dividing (i) the positive or negative amount by which Pipeline Revenue is greater than or less than the Pipeline Revenue Threshold Amount by
         (ii) the Pipeline Revenue Differential.

                  "Pipeline Revenue Target Amount" shall mean [* - confidential information filed separately with the SEC].

                  "Pipeline Revenue Threshold Amount" shall mean [* - confidential information filed separately with the SEC].

                  "Revenue" shall mean revenue, excluding revenues of an extraordinary nature, determined in accordance with United States generally accepted accounting principles ("GAAP") in a manner consistent with the Buyer's past practices.

                  "Services Expense" shall mean (i) the Buyer's direct expenses incurred or accrued during the Earnout Period associated with the provision of services by the Buyer related to Seller Products and Buyer Products, determined in accordance with the methodology used by the Buyer on the date of this Agreement for purposes of its incentive compensation plans, plus (ii) an amount equal to thirty-one percent (31%) of the salary/labor costs included in clause (i) above.

                  "Services Revenue" shall mean the revenue of the Buyer during the Earnout Period from the provision of services by the Buyer related to Seller Products and Buyer Products, excluding maintenance revenue, determined in accordance with the methodology used by the Buyer on the date of this Agreement for purposes of its incentive compensation plans.

                  (b) Distribution of Stockholder Earnout Consideration. The Buyer shall distribute to the Company Stockholders (on behalf of the Company) the Stockholder Earnout Consideration in shares of Buyer Common Stock or cash, at its option, (after giving effect to any offsets or deductions therefrom pursuant to Sections 1.10 or Section 6.5(b) hereof) in accordance with the respective percentages set forth opposite the names of such Company Stockholders on Exhibit 1.8(c)(i) hereto; provided, ----------------- -------- however, that the cash portion of the Stockholder Earnout Consideration shall be limited to the extent necessary for the ------- Sale to be treated as a tax-free reorganization under Section 368(a)(1)(C) of the Code. To the extent that any Stockholder Earnout Consideration is paid to the Company Stockholders in shares of Buyer Common Stock (the "Earnout Shares"), the per share value of Buyer Common Stock shall be deemed to be equal to the average of the last reported sale prices per share of Buyer Common Stock on the Nasdaq National Market over the ten consecutive trading days ending on the third trading day prior to the Earnout Payment Date, subject to equitable adjustment in the event of any stock split, stock dividend, reverse stock split or similar event affecting the Buyer Common Stock. No fractional share of Buyer Common Stock shall be distributed to any Company Stockholder hereunder. Instead, the Buyer, or its transfer agent, shall have the authority to round such shares of Buyer Common Stock up or down to the nearest whole number in a manner such that the total number of shares of Buyer Common Stock to be distributed to the Company Stockholders under this Section 1.9 equals the total number of Earnout Shares.

         1.10 Backlog Margin Adjustment.

                  (a) Adjustment. In the event that the Company's Pro Forma Backlog Margin (as hereinafter defined) is less than [* - confidential information filed separately with the SEC], the Earnout Consideration shall be reduced by an amount (the "Backlog Margin Adjustment Amount") equal to the amount by which [* - confidential information filed separately with the SEC] exceeds the Company's Pro Forma Backlog Margin. To the extent the Backlog Margin Adjustment Amount exceeds the Earnout Consideration, the Buyer shall be entitled to recover from the escrow established pursuant to the Escrow Agreement up to that number of Escrow Shares as shall have a Value (determined in accordance with Section 1.8(a) hereof) equal to the amount of such excess, and the Company Equity Holder Representative and the Buyer shall jointly instruct the Escrow Agent to deliver those Escrow Shares to the Buyer.

                  (b) Certain Definitions.

                  The "Company's Backlog Margin" shall mean the amount obtained by subtracting (i) the Buyer's direct expenses associated with the Backlog Revenue (as hereinafter defined), plus an amount equal to thirty-one percent (31%) of the salary/labor costs included in such direct expenses from (ii) the Revenue recognized by the Buyer and the Sellers in 2002, from the licensing or servicing of Seller Products under the agreements listed on Exhibit 1.10 hereto, excluding (A) maintenance revenue and (B) the revenue identified on Exhibit 1.10 as having been recognized by the Company prior to January 1, 2002 (even if such revenue is subsequently "debooked" and recognized by the Buyer) (the revenue in this clause (ii) being herein referred to as the "Company's Backlog Revenue").

                  "Foregone Margin" shall mean the amount obtained by subtracting (i) the direct expenses that could reasonably have been expected to be incurred by the Buyer in generating the Foregone Revenue (as defined below), plus an amount equal to thirty-one percent (31%) of the salary/labor costs included in such direct expenses from (ii) the Revenue which the Buyer would reasonably have been expected to recognize in 2002, from the licensing or servicing of Seller Products under the agreements listed on Exhibit 1.10 hereto, excluding maintenance revenue, but which the Buyer did not recognize and it can be reasonably demonstrated that such failure was solely the result of
         (A) legal action brought by the Buyer against the customer with respect to a matter unrelated to the agreement with such customer listed on
         Exhibit 1.10 hereto or (B) the Buyer's termination or modification of the scope of work under any of the agreements listed on Exhibit 1.10 hereto without the consent of the customer or without the customer being in breach of its obligations under such agreement and such termination or modification is approved by the President of the Buyer (the revenue in this clause (ii) being herein referred to as the "Foregone Revenue").

                  The "Company's Pro Forma Backlog Margin" shall mean the Company's Backlog Margin plus the Foregone Margin.

         1.11 Earnout and Backlog Margin Adjustment Procedures.

                  (a) Monthly Reports. Within fifteen (15) days after the last day of each month during the Earnout Period (commencing with February
         2002), the Buyer shall deliver to the Company Equity Holder Representative a statement setting forth in reasonable detail the calculation of the Gross Margin, Incremental Revenue, Pipeline Revenue and the Company's Backlog Margin for the immediately preceding month.

                  (b) Calculation of Earnout Consideration and Backlog Margin Adjustment. On or prior to March 31, 2003 (the "Earnout Calculation Date"), the Buyer shall determine the amount of the Earnout Consideration, if any, and the Backlog Margin Adjustment Amount, if any, in accordance with Sections 1.9 and 1.10, respectively, and shall deliver to the Company Equity Holder Representative a statement setting forth such amounts and the basis for its determination in reasonable detail. If the Company Holder Representative does not object to such statement within ten (10) business days after the delivery thereof (the "Review Period"), it will be conclusively presumed to have been agreed to by the Company Equity Holder Representative and shall be binding upon the Parties. If the Company Equity Holder Representative disagrees with such statement, the Company Equity Holder Representative shall notify the Buyer of such disagreement within the Review Period, which notice shall set forth the basis for such disagreement in reasonable detail. The Company Equity Holder Representative and the Buyer shall negotiate in good faith to resolve any such disagreement within ten
         (10) business days after the end of the Review Period. Any resolution agreed to in writing by the Company Equity Holders and the Buyer shall be final and binding upon the Parties. If the Buyer believes that the Backlog Margin Adjustment Amount exceeds the Earnout Consideration and the Buyer seeks to recover such excess amount from the escrow established pursuant to the Escrow Agreement, the Buyer shall deliver a written notice to the Escrow Agent (the "Backlog Margin Adjustment Notice") specifying such excess amount.

                  (c) Arbitrator. If the Company Equity Holder Representative and the Buyer are unable to resolve any disagreement as contemplated by paragraph (b) above, then the Buyer and the Company Equity Holder Representative shall engage Grant Thornton LLP or such other independent accounting firm acceptable to both the Buyer and the Company Equity Holder Representative (the "Arbitrator") to resolve such disagreement. The parties shall instruct the Arbitrator to consider only those items and amounts as to which the Company Equity Holder Representative and the Buyer have not resolved their disagreement. The Arbitrator shall deliver to the Buyer and the Company Equity Holder Representative, as promptly as practicable, and in any event within forty-five (45) days of being engaged as the Arbitrator, a written report setting forth the resolution of such disagreement, determined in accordance with the terms of this Agreement. Such report shall be final and binding upon the Parties. The fees, costs and expenses of the Arbitrator shall be borne one-half by the Company Equity Holder Representative (on behalf of the Company Equity Holders) and one-half by the Buyer; provided that if the Arbitrator determines that one party's position generally prevailed in such determination, then such party shall pay none of the fees, costs and expenses of the Arbitrator and the other party shall pay all such fees, costs and expenses. The date on which the Earnout Consideration, if any, and the Backlog Margin Adjustment Amount, if any, is finally resolved in accordance with this
         Section 1.11 is referred to herein as the "Earnout Payment Date." The Buyer and the Company Equity Holder Representative shall promptly deliver a written notice executed by both of them to the Escrow Agent specifying the Earnout Payment Date.


                                   ARTICLE II
                  REPRESENTATIONS AND WARRANTIES OF THE SELLERS

         Each of the Sellers represents and warrants to the Buyer that the statements contained in this Article II are true and correct, except as set forth in the disclosure schedule provided by the Sellers to the Buyer on the date hereof and accepted in writing by the Buyer (the "Sellers' Disclosure Schedule"). The Sellers' Disclosure Schedule shall be arranged in paragraphs corresponding to the numbered and lettered paragraphs contained in this Article II, and the disclosures in any paragraph of the Sellers' Disclosure Schedule shall qualify only the corresponding paragraph in this Article II. For purposes of this Article II, the phrase "to the knowledge of the Sellers" or any phrase of similar import shall be deemed to refer to the actual knowledge of the executive officers of the Sellers, as well as any other knowledge which such executive officers would have possessed had they made reasonable inquiry of appropriate employees and agents of the Sellers with respect to the matter in question.

         2.1 Organization, Qualification and Power. Each of the Sellers is a corporation, or limited liability company, as the case may be, duly organized, validly existing and in corporate, or limited liability company, as the case may be, and tax good standing under the laws of the State of Delaware. Each of the Sellers is duly qualified to conduct business and is in corporate, or limited liability company, as the case may be, and tax good standing under the laws of each jurisdiction in which the nature of its businesses or the ownership or leasing of its properties requires such qualification, except where the failure to be so qualified or in good standing, individually or in the aggregate, has not had and would not reasonably be expected to have a Seller Material Adverse Effect (as hereinafter defined). Each of the Sellers has all requisite power and authority to carry on the business in which it is engaged and to own and use the properties owned and used by it. Each of the Sellers has furnished to the Buyer complete and accurate copies of its Organizational Documents (as hereinafter defined), and neither of the Sellers is in default under or in violation of any provision of such documents. For purposes of this Agreement, "Seller Material Adverse Effect" means a material adverse effect on the assets, business, condition (financial or otherwise), results of operations or future prospects of the Company and the Target Subsidiary, taken as a whole. For purposes of this Agreement, "Organizational Documents" shall mean, with respect to the Company, its certificate of incorporation and by-laws, and with respect to the Target Subsidiary, its certificate of formation and limited liability company agreement.

         2.2 Capitalization. The authorized capital stock of the Company consists of (a) 50,000,000 shares of common stock, $0.001 par value per share ("Company Common Stock"), of which, as of the date of this Agreement, 10,913,279 shares were issued and outstanding and no shares were held in the treasury of the Company and (b) 5,000,000 shares of preferred stock, $0.001 par value per share, none of which were issued and outstanding as of the date of this Agreement. Section 2.2 of the Sellers' Disclosure Schedule sets forth a complete and accurate list of (i) all Company Stockholders, indicating the number of shares of Company Common Stock held by each such Company Stockholder, (ii) all outstanding Company Options, indicating (A) the holder thereof, (B) the number of shares of Company Common Stock subject to each such option, (C) the exercise price, date of grant, vesting schedule and expiration date for each such option and (D) any terms regarding the acceleration of vesting, and (iii) all stock option plans and other stock or equity-related plans of the Company. All of the issued and outstanding shares of Company Common Stock are, and all shares of Company Common Stock that may be issued upon exercise of Company Options will be (upon issuance in accordance with their terms), duly authorized, validly issued, fully paid, nonassessable and free of all preemptive rights. Other than the options listed in Section 2.2 of the Sellers' Disclosure Schedule, there are no outstanding or authorized options, warrants, rights, agreements or commitments to which the Company is a party or which are binding upon the Company providing for the issuance or redemption of any of its capital stock. The authorized capital of the Target Subsidiary consists of one (1) membership interest, of which the Company owns one hundred percent (100%). There are no outstanding options, warrants, rights agreements or commitments to which the Target Subsidiary is a party or which are binding upon the Target Subsidiary providing for the issuance or redemption of any of its membership interests. There are no outstanding or authorized stock appreciation, phantom stock or similar rights with respect to either of the Sellers. Except as set forth on Section 2.2 of the Sellers' Disclosure Schedule, there are no agreements to which either of the Sellers is a party or by which either of them are bound with respect to the voting (including without limitation voting trusts or proxies), registration under the Securities Act of 1933 (as amended, the "Securities Act"), or sale or transfer (including without limitation agreements relating to pre-emptive rights, rights of first refusal, co-sale rights or "drag-along" rights) of any securities of the Sellers. To the knowledge of the Sellers, there are no agreements among other parties, to which the Sellers are not a party and by which they are not bound, with respect to the voting (including without limitation voting trusts or proxies) or sale or transfer (including without limitation agreements relating to rights of first refusal, co-sale rights or "drag-along" rights) of any securities of the Sellers. All of the issued and outstanding shares of Company Common Stock of the Company were issued in compliance with applicable federal and state securities laws. All of the issued and outstanding membership interests in the Target Subsidiary were issued in compliance with all applicable federal and state securities laws.

         2.3 Authorization of Transaction. Each of the Sellers has all requisite power and authority to execute and deliver this Agreement and the Escrow Agreement and to perform its obligations hereunder. The execution and delivery by the Sellers of this Agreement and the Escrow Agreement and, subject to the approval of the Sale by the holders of a majority the outstanding shares of Company Common Stock (the "Requisite Stockholder Approval"), the consummation by the Sellers of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate, or limited liability company, as the case may be, action on the part of each of the Sellers. This Agreement and the Escrow Agreement have been duly and validly executed and delivered by each of the Sellers and constitutes a valid and binding obligation of each of them, enforceable against each of them in accordance with its terms.

         2.4 Noncontravention. Except as set forth on Section 2.4 of the Sellers' Disclosure Schedule, neither the execution and delivery by the Sellers of this Agreement and the Escrow Agreement, nor the consummation by the Sellers of the transactions contemplated hereby, will (a) conflict with or violate any provision of the Organizational Documents of the Sellers, (b) require on the part of the Sellers any filing with, or any permit, authorization, consent or approval of, any court, arbitrational tribunal, administrative agency or commission or other governmental or regulatory authority or agency (a "Governmental Entity"), (c) conflict with, result in a breach of, constitute (with or without due notice or lapse of time or both) a default under, result in the acceleration of obligations under, create in any party the right to terminate, modify or cancel, or require any notice, consent or waiver under, any contract or instrument to which either of the Sellers is a party or by which either of them are bound or to which any of their assets are subject, (d) result in the imposition of any Security Interest (as hereinafter defined) upon any assets of either of the Sellers or (e) violate any order, writ, injunction, decree, statute, rule or regulation applicable to either of the Sellers or any of their properties or assets. For purposes of this Agreement: "Security Interest" means any mortgage, pledge, security interest, encumbrance, charge or other lien (whether arising by contract or by operation of law), other than (i) mechanic's, materialmen's, and similar liens, (ii) liens arising under worker's compensation, unemployment insurance, social security, retirement, and similar legislation, and (iii) liens on goods in transit incurred pursuant to documentary letters of credit, in each case arising in the Ordinary Course of Business (as hereinafter defined) of the Company and not material to the Sellers; and "Ordinary Course of Business" means the ordinary course of the Sellers' businesses, consistent with past custom and practice (including with respect to frequency and amount).

         2.5 Subsidiaries. Except for the Company's one hundred percent (100%) ownership interest in the Target Subsidiary, neither of the Sellers has any subsidiaries and neither of them control directly or indirectly or have any direct or indirect equity participation or similar interest in any corporation, partnership, limited liability company, joint venture, trust or other business association.

         2.6 Financial Statements. The Company has provided to the Buyer (a) the unaudited consolidated balance sheets and statements of income, changes in stockholders' equity and cash flows of the Company as of and for the year ended December 31, 2000; and (b) the unaudited consolidated balance sheet and statements of income, changes in stockholders' equity and cash flows as of and for the eleven months ended November 30, 2001 (the "Most Recent Balance Sheet Date"). Such financial statements (collectively, the "Financial Statements") have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby, fairly present the consolidated financial condition, results of operations and cash flows of the Company as of the respective dates thereof and for the periods referred to therein and are consistent with the books and records of the Company; provided, however, that the Financial Statements do not include footnotes and the Financial Statements referred to in clause (b) above are subject to normal recurring year-end adjustments (which will not be material).

         2.7 Absence of Certain Changes. Since the Most Recent Balance Sheet Date, (a) there has occurred no event or development which has had, or could reasonably be expected to have in the future, a Seller Material Adverse Effect, and (b) neither the Company nor any Subsidiary has taken any of the actions set forth in paragraphs (a) through (o) of Section 4.4.

         2.8 Undisclosed Liabilities. Neither of the Sellers has any liability (whether known or unknown, whether absolute or contingent, whether liquidated or unliquidated and whether due or to become due), except for (a) liabilities shown on the balance sheet referred to in clause (b) of Section 2.6 (the "Most Recent Balance Sheet"), (b) liabilities which have arisen since the Most Recent Balance Sheet Date in the Ordinary Course of Business and which are similar in nature and amount to the liabilities which arose during the comparable period of time in the immediately preceding fiscal period and (c) contractual and other liabilities incurred in the Ordinary Course of Business which are not required by GAAP to be reflected on a balance sheet.

         2.9 Tax Matters.

                  (a) For purposes of this Agreement, the following terms shall have the following meanings:

                           (i) "Taxes" means all taxes, charges, fees, levies or
                  other similar assessments or liabilities, including without limitation income, gross receipts, ad valorem, premium, value-added, excise, real property, personal property, sales, use, transfer, withholding, employment, unemployment insurance, social security, business license, business organization, environmental, workers compensation, payroll, profits, license, lease, service, service use, severance, stamp, occupation, windfall profits, customs, duties, franchise and other taxes imposed by the United States of America or any state, local or foreign government, or any agency thereof, or other political subdivision of the United States or any such government, and any interest, fines, penalties, assessments or additions to tax resulting from, attributable to or incurred in connection with any tax or any contest or dispute thereof.

                           (ii) "Tax Returns" means all reports, returns,
                  declarations, statements or other information required to be supplied to a taxing authority in connection with Taxes.

                  (b) Each of the Sellers has filed on a timely basis all Tax Returns that it was required to file, and all such Tax Returns were complete and accurate in all material respects. Neither of the Sellers is or has ever been a member of a group of corporations with which it has filed (or been required to file) consolidated, combined or unitary Tax Returns, other than a group of which only the Sellers are or were members. Each of the Sellers has paid on a timely basis all Taxes that were due and payable. The unpaid Taxes of the Sellers for tax periods through the Most Recent Balance Sheet Date do not exceed the accruals and reserves for Taxes (excluding accruals and reserves for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the Most Recent Balance Sheet. Neither of the Sellers has any actual or potential liability for any Tax obligation of any taxpayer other than the Sellers. All Taxes that the Sellers are or were required by law to withhold or collect have been duly withheld or collected and, to the extent required, have been paid to the proper Governmental Entity. There is no basis for any Governmental Entity to assess against either of the Sellers any additional Taxes for any period for which Tax Returns have been filed. There is no dispute or claim concerning any Tax liability of the Sellers claimed or raised by any Governmental Entity.

                  (c) The Sellers have delivered to the Buyer complete and accurate copies of all federal income Tax Returns, examination reports and statements of deficiencies assessed against or agreed to by the Sellers since December 31, 2000. No examination or audit of any Tax Return of the Sellers by any Governmental Entity is currently in progress or, to the knowledge of the Sellers, threatened or contemplated. Neither of the Sellers has been informed by any jurisdiction that the jurisdiction believes that either of the Sellers was required to file any Tax Return that was not filed. Neither of the Sellers has waived any statute of limitations with respect to Taxes or agreed to an extension of time with respect to a Tax assessment or deficiency. Neither of the Sellers is party to any Tax sharing or Tax allocation agreement.

         2.10 Assets. Except as set forth on Section 2.10 of the Sellers' Disclosure Schedule, the Sellers have good title to or a valid leasehold or license interest in each material item of personal property (including without limitation all Company Intellectual Property) used by them in the Business (including good and marketable title to all assets reflected on the Most Recent Balance Sheet, other than material assets disposed of since the date of such balance sheet in the Ordinary Course of Business). Each of the Sellers owns or leases all tangible assets necessary for the conduct of its businesses as presently conducted and as presently proposed to be conducted. Each such tangible asset is free from material defects, has been maintained in accordance with normal industry practice, is in good operating condition and repair (subject to normal wear and tear) and is suitable for the purposes for which it presently is used. No asset of the Sellers (tangible or intangible) is subject to any Security Interest.

         2.11 Owned Real Property. Neither of the Sellers owns any real property.

         2.12 Real Property Leases. Section 2.12 of the Sellers' Disclosure Schedule lists all real property leased or subleased to or by the Sellers and lists the term of such lease, any extension and expansion options, and the rent payable thereunder. The Sellers have delivered to the Buyer complete and accurate copies of the leases and subleases (as amended to date) listed in
Section 2.12 of the Sellers' Disclosure Schedule. With respect to each lease and sublease listed in Section 2.12 of the Sellers' Disclosure Schedule:

                  (a) the lease or sublease is legal, valid, binding, enforceable and in full force and effect;

                  (b) neither of the Sellers nor, to the knowledge of the Sellers, any other party, is in breach or violation of, or default under, any such lease or sublease, and no event has occurred, is pending or, to the knowledge of the Sellers, is threatened, which, after the giving of notice, with lapse of time, or otherwise, would constitute a breach or default by the Sellers or, to the knowledge of the Sellers, any other party under such lease or sublease;

                  (c) neither of the Sellers has assigned, transferred, conveyed, mortgaged, deeded in trust or encumbered any interest in the leasehold or subleasehold; and

                  (d) the Sellers are not aware of any Security Interest, easement, covenant or other restriction applicable to the real property subject to such lease, except for recorded easements, covenants and other restrictions which do not materially impair the current uses or the occupancy by the Sellers of the property subject thereto.

         2.13 Intellectual Property.

                  (a) Each of the Sellers owns or has the right to use all Intellectual Property (as hereinafter defined) necessary (i) to use, manufacture, market and distribute the products manufactured, marketed, sold or licensed, and to provide the services provided, by the Sellers to other parties (together, the "Customer Deliverables") or (ii) to operate the Seller's internal systems that are material to the business or operations of the Sellers, including, without limitation, computer hardware systems, software applications and embedded systems (the "Internal Systems"; the Intellectual Property owned by or licensed to the Sellers and incorporated in or underlying the Customer Deliverables or the Internal Systems is referred to herein as the "Company Intellectual Property"). The Company has taken all reasonable measures to protect the proprietary nature of each item of Company Intellectual Property. To the knowledge of the Company, (a) no other person or entity has any rights to any of the Company Intellectual Property owned by the Company (except pursuant to agreements or licenses specified in Section 2.13(c) of the Sellers' Disclosure Schedule), and (b) no other person or entity is infringing, violating or misappropriating any of the Company Intellectual Property. For purposes of this Agreement, "Intellectual Property" means all (i) patents and patent applications,
         (ii) copyrights and registrations thereof, (iii) mask works and registrations and applications for registration thereof, (iv) computer software, data and documentation,

         (v) trade secrets and confidential business information, whether patentable or unpatentable and whether or not reduced to practice, know-how, manufacturing and production processes and techniques, research and development information, copyrightable works, financial, marketing and business data, pricing and cost information, business and marketing plans and customer and supplier lists and information, (vi) trademarks, service marks, trade names, domain names and applications and registrations therefor and (vii) other proprietary rights relating to any of the foregoing. Section 2.13(a) of the Sellers' Disclosure Schedule lists each patent, patent application, copyright registration or application therefor, mask work registration or application therefor, and trademark, service mark and domain name registration or application therefor of either of the Sellers.

                  (b) None of the Customer Deliverables, or the marketing, distribution, provision or use thereof, infringes or violates, or constitutes a misappropriation of, any Intellectual Property rights of any person or entity. None of the Internal Systems, or the use thereof, infringes or violates, or constitutes a misappropriation of, any Intellectual Property rights of any person or entity. Section 2.13(b) of the Sellers' Disclosure Schedule lists any complaint, claim or notice, or written threat thereof, received by the Sellers alleging any such infringement, violation or misappropriation; and the Sellers have provided to the Buyer complete and accurate copies of all written documentation in the possession of the Sellers relating to any such complaint, claim, notice or threat. The Sellers have provided to the Buyer complete and accurate copies of all written documentation in the Seller's possession relating to claims or disputes known to the Sellers concerning any Company Intellectual Property.

                  (c) Section 2.13(c) of the Sellers' Disclosure Schedule identifies each license or other agreement (or type of license or other agreement) pursuant to which either of the Sellers has licensed, distributed or otherwise granted any rights to any third party with respect to, any Company Intellectual Property.

                  (d) Section 2.13(d) of the Sellers' Disclosure Schedule identifies each item of Company Intellectual Property that is owned by a party other than the Sellers, and the license or agreement pursuant to which either of the Sellers uses it (excluding off-the-shelf software programs licensed by the Sellers pursuant to "shrink wrap" licenses).

                  (e) Except as disclosed in Section 2.13(e) of the Sellers' Disclosure Schedule, neither of the Sellers has disclosed the source code for any of the software owned by the Sellers (the "Software") or other confidential information constituting, embodied in or pertaining to the Software to any person or entity, and the Sellers have taken reasonable measure to prevent disclosure of such source code.

                  (f) Except as described in Section 2.13(f) of the Sellers' Disclosure Schedule, all of the copyrightable materials (including Software) incorporated in or bundled with the Customer Deliverables have been created by employees of the Sellers within the scope of their employment by the Sellers or by independent contractors of the Company or a Subsidiary in each case who have executed agreements expressly assigning all right, title and interest in such copyrightable materials to the Company. No portion of such copyrightable materials was jointly developed with any third party.

                  (g) To the knowledge of the Sellers, the Customer Deliverables and the Internal Systems are free from significant defects or programming errors and conform in all material respects to the written documentation and specifications therefor.

         2.14 Contracts.

                  (a) Section 2.14 of the Sellers' Disclosure Schedule lists the following agreements, including all amendments and/or modifications thereto, in each case whether written or oral, to which either of the Sellers is a party as of the date of this Agreement:

                           (i) any agreement (or group of related agreements)
                  for the lease of real or personal property from or to third parties providing for lease payments in excess of $10,000 per annum or having a remaining term longer than twelve (12) months;

                           (ii) any agreement (or group of related agreements)
                  for the purchase or sale of products or for the furnishing or receipt of services (A) which calls for performance over a period of more than one year, (B) which involves more than the sum of $10,000, or (C) in which either of the Sellers is granted "most favored nation" pricing provisions or marketing or distribution rights relating to any products or territory or has agreed to purchase a minimum quantity of goods or services or has agreed to purchase goods or services exclusively from a certain party;

                           (iii) any agreement establishing a partnership, joint
                  venture; strategic partner or similar arrangement;

                           (iv) any agreement (or group of related agreements)
                  under which it has created, incurred, assumed or guaranteed (or may create, incur, assume or guarantee) indebtedness (including capitalized lease obligations) involving more than $10,000 or under which it has imposed (or may impose) a Security Interest on any of its assets, tangible or intangible;

                           (v) any agreement concerning confidentiality or
                  noncompetition or which places a material limitation on the method of conducting or the scope of the Sellers' businesses;

                           (vi) any employment, consulting, severance,
                  collective bargaining, deferred compensation, benefit or similar agreement;

                           (vii) any agreement involving any officer, director
                  or stockholder of the Company or any affiliate (an "Affiliate"), as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), thereof;

                           (viii) any agreement under which the consequences of
                  a default or termination would reasonably be expected to have a Seller Material Adverse Effect;

                           (ix) any agreement which contains any provisions
                  requiring either of the Sellers to indemnify any other party thereto (excluding indemnities contained in agreements for the purchase, sale or license of products entered into in the Ordinary Course of Business);

                           (x) any agreement under which the amount payable to
                  or by either of the Sellers is dependent on the revenue, income or similar measure of the Sellers or any other person or entity; and

                           (xi) any other material agreements, contracts,
                  instruments, commitments plans and arrangements of the Sellers.

                  (b) The Sellers have delivered to the Buyer a complete and accurate copy of each agreement listed in Sections 2.13, 2.14 or 2.21(c) of the Sellers' Disclosure Schedule. With respect to each agreement so listed: (i) the agreement is legal, valid, binding and enforceable and in full force and effect; and (ii) neither the Sellers nor, to the knowledge of the Sellers, any other party, is in breach or violation of, or default under, any such agreement, and no event has occurred, is pending or, to the knowledge of the Sellers, is threatened, which, after the giving of notice, with lapse of time, or otherwise, would constitute a breach or default by the Sellers, or, to the knowledge of the Sellers, any other party under such contract, or would cause the acceleration of any obligation of any party or give rise to a right of termination or cancellation thereof. The Sellers have no reason to believe that any party to any agreement listed on Sections 2.13, 2.14 or 2.21(c) of the Sellers' Disclosure Schedule will not fulfill all of its obligations thereunder in all material respects.

         2.15 Accounts Receivable. Except as disclosed in Section 2.15 of the Sellers' Disclosure Schedule, all accounts receivable of the Sellers reflected on the Most Recent Balance Sheet are valid receivables subject to no setoffs or counterclaims and are current and collectible (within 90 days after the date on which it first became due and payable). All accounts receivable reflected in the financial or accounting records of the Sellers that have arisen since the Most Recent Balance Sheet Date are valid receivables subject to no setoffs or counterclaims and are collectible (within 90 days after the date on which it first became due and payable).

         2.16 Powers of Attorney. There are no outstanding powers of attorney executed on behalf of either of the Sellers.

         2.17 Insurance. Section 2.17 of the Sellers' Disclosure Schedule lists each insurance policy (including fire, theft, casualty, general liability, workers compensation, business interruption, environmental, product liability and automobile insurance policies and bond and surety arrangements) to which either of the Sellers is a party. Such insurance policies are of the type and in amounts customarily carried by organizations conducting businesses or owning assets similar to those of the Sellers. There is no material claim pending under any such policy as to which coverage has been questioned, denied or disputed by the underwriter of such policy. All premiums due and payable under all such policies have been paid, the Sellers shall not be liable for retroactive premiums or similar payments, and the Sellers are otherwise in compliance in all material respects with the terms of such policies. Neither of the Sellers has any knowledge of any threatened termination of, or material premium increase with respect to or proposed reduction in the scope of coverage of, any such policy.

         2.18 Litigation. There is no action, suit, proceeding, claim, arbitration or investigation before any Governmental Entity or before any arbitrator (a "Legal Proceeding") which is pending or, to the knowledge of the Sellers, has been threatened against the Sellers or the Business (or any basis therefor), or, to the knowledge of the Sellers, against any officer, director, manager, employee or Affiliate of either of the Sellers in relation to the affairs of the Sellers. After the Closing, to the knowledge of the Sellers, there will be no Legal Proceeding (or any basis therefor) against the Buyer, the Purchased Assets or the Business with respect to matters relating to the Sellers prior to the Closing.

         2.19 Warranties. No product or service manufactured, sold, leased, licensed or delivered by the Sellers is subject to any guaranty, warranty, right of return, right of credit or other indemnity other than the applicable standard license terms and conditions of the Sellers, which are set forth in Section 2.19 of the Sellers' Disclosure Schedule. Section 2.19 of the Sellers' Disclosure Schedule sets forth the aggregate expenses incurred by the Sellers in fulfilling their obligations under their guaranty, warranty, right of return and indemnity provisions during the year 2000 and the subsequent interim period covered by the Financial Statements; and the Sellers do not know of any reason why such expenses should significantly increase as a percentage of sales in the future.

         2.20 Employees.

                  (a) Section 2.20 of the Sellers' Disclosure Schedule contains a list of all employees of the Sellers, along with the position and the annual rate of compensation of each such person. Each such employee has entered into a confidentiality/assignment of inventions agreement with the Company, a copy of each such agreement has previously been delivered to the Buyer. Section 2.20 of the Sellers' Disclosure Schedule contains a list of all employees of the Sellers who are a party to a non-competition agreement with the Company; a copy of each such agreement has previously been delivered to the Buyer.

                  (b) Neither of the Sellers is a party to or bound by any collective bargaining agreement, nor has any of them experienced any strikes, grievances, claims of unfair labor practices or other collective bargaining disputes. The Sellers have no knowledge of any organizational effort made or threatened, either currently or within the past two years, by or on behalf of any labor union with respect to employees of the Sellers.

         2.21 Employee Benefits.

                  (a) For purposes of this Agreement, the following terms shall have the following meanings:

                           (i) "Employee Benefit Plan" means any "employee
                  pension benefit plan" (as defined in Section 3(2) of ERISA), any "employee welfare benefit plan" (as defined in Section 3(1) of ERISA), and any other written or oral plan, agreement or arrangement involving direct or indirect compensation, including without limitation insurance coverage, severance benefits, disability benefits, deferred compensation, bonuses, stock options, stock purchase, phantom stock, stock appreciation or other forms of incentive compensation or post-retirement compensation.

                           (ii) "ERISA" means the Employee Retirement Income
                  Security Act of 1974, as amended.

                           (iii) "ERISA Affiliate" means any entity which is, or
                  at any applicable time was, a member of (1) a controlled group of corporations (as defined in Section 414(b) of the Code),
                  (2) a group of trades or businesses under common control (as defined in Section 414(c) of the Code), or (3) an affiliated service group (as defined under Section 414(m) of the Code or the regulations under Section 414(o) of the Code), any of which includes or included the Company or a Subsidiary.

                  (b) Neither the Sellers nor any ERISA Affiliate has ever maintained an Employee Benefit Plan.

                  (c) Section 2.21(c) of the Sellers' Disclosure Schedule discloses each: (i) agreement with any stockholder, director, executive officer or other key employee of the Sellers (A) the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving either of the Sellers of the nature of any of the transactions contemplated by this Agreement, (B) providing any term of employment or compensation guarantee or (C) providing severance benefits or other benefits after the termination of employment of such director, executive officer or key employee; (ii) agreement, plan or arrangement under which any person may receive payments from either of the Sellers that may be subject to the tax imposed by Section 4999 of the Code or included in the determination of such person's "parachute payment" under Section 280G of the Code; (iii) agreement or plan binding either of the Sellers, including without limitation any stock option plan, stock appreciation right plan, restricted stock plan, stock purchase plan, severance benefit plan or Employee Benefit Plan, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement; and
         (iv) any contract or agreement pursuant to which any third party administers any payroll, benefits or other human resources functions for the Sellers.

                  (d) Section 2.21(d) of the Sellers' Disclosure Schedule sets forth the policies of the Sellers with respect to accrued vacation, accrued sick time and earned time-off and the amount of such liabilities as of December 31, 2001.

                  (e) Sellers have delivered to Buyer a true and complete copy of the Client Services Agreement between the Company and ADP TotalSource, Inc. ("TotalSource") including all addendums, amendments, supplements and schedules thereto as in effect on the date hereof (the "TotalSource Agreement"). All contributions, deposits and other payments required of the Sellers under the TotalSource Agreement have been accrued on the financial statements of the Sellers in accordance with GAAP and to the extent due have been made on a timely basis, in all material respects. With respect to any payment of or provision for any wages, payroll taxes, withheld taxes or employee benefits required to be paid or provided with respect to any employees of the Sellers by TotalSource pursuant to the TotalSource Agreement (the "TotalSource Benefits"), (i) to the knowledge of the Sellers, all of the TotalSource Benefits have been paid or provided by TotalSource; (ii) to the knowledge of the Sellers, all TotalSource Benefits have been administered substantially in compliance with all applicable laws;
         (iii) to the knowledge of the Sellers, there are no actions, suits or claims (under than routine claims for benefits) pending or threatened with respect to any TotalSource Benefits; (iv) none of the TotalSource Benefits provides for any medical or death benefits with respect to any current or former employees of the Sellers beyond their termination of employment other than coverage mandated by Sections 601-608 of ERISA and 4980B of the Code; (v) none of the Sellers has any liability or obligation with respect to the TotalSource Benefits; and (vi) the Buyer will not assume or incur any liability or obligation with respect to the TotalSource Benefits solely as the result of the transactions contemplated by this Agreement.

         2.22 Environmental Matters.

                  (a) Each of the Sellers has complied with all applicable Environmental Laws (as hereinafter defined). There is no pending or, to the knowledge of the Sellers, threatened civil or criminal litigation, written notice of violation, formal administrative proceeding, or investigation, inquiry or information request by any Governmental Entity, relating to any Environmental Law involving either of the Sellers. For purposes of this Agreement, "Environmental Law" means any federal, state or local law, statute, rule or regulation or the common law relating to the environment or occupational health and safety, including without limitation any statute, regulation, administrative decision or order pertaining to (i) treatment, storage, disposal, generation and transportation of industrial, toxic or hazardous materials or substances or solid or hazardous waste; (ii) air, water and noise pollution; (iii) groundwater and soil contamination; (iv) the release or threatened release into the environment of industrial, toxic or hazardous materials or substances, or solid or hazardous waste, including without limitation emissions, discharges, injections, spills, escapes or dumping of pollutants, contaminants or chemicals; (v) the protection of wild life, marine life and wetlands, including without limitation all endangered and threatened species; (vi) storage tanks, vessels, containers, abandoned or discarded barrels, and other closed receptacles; (vii) health and safety of employees and other persons; and (viii) manufacturing, processing, using, distributing, treating, storing, disposing, transporting or handling of materials regulated under any law as pollutants, contaminants, toxic or hazardous materials or substances or oil or petroleum products or solid or hazardous waste. As used above, the terms "release" and

         "environment" shall have the meaning set forth in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA").

                  (b) There have been no releases of any Materials of Environmental Concern (as hereinafter defined) into the environment at any parcel of real property or any facility formerly or currently owned, operated or controlled by either of the Sellers. With respect to any such releases of Materials of Environmental Concern, each of the Sellers has given all required notices to Governmental Entities (copies of which have been provided to the Buyer). Neither of the Sellers is aware of any releases of Materials of Environmental Concern at parcels of real property or facilities other than those owned, operated or controlled by the Sellers that could reasonably be expected to have an impact on the real property or facilities owned, operated or controlled by the Sellers. For purposes of this Agreement, "Materials of Environmental Concern" means any chemicals, pollutants or contaminants, hazardous substances (as such term is defined under CERCLA), solid wastes and hazardous wastes (as such terms are defined under the Resource Conservation and Recovery Act), toxic materials, oil or petroleum and petroleum products or any other material subject to regulation under any Environmental Law.

                  (c) Set forth in Section 2.22(c) of the Sellers' Disclosure
         Schedule is a list of all documents (whether in hard copy or electronic form) that contain any environmental reports, investigations and audits relating to premises currently or previously owned or operated by the Sellers (whether conducted by or on behalf of the Sellers or a third party, and whether done at the initiative of the Sellers or directed by a Governmental Entity or other third party) which either of the Sellers has possession of or access to. A complete and accurate copy of each such document has been provided to the Buyer.

                  (d) Neither of the Sellers is aware of any material environmental liability of any solid or hazardous waste transporter or treatment, storage or disposal facility that has been used by the Sellers.

         2.23 Legal Compliance. Each of the Sellers, and the conduct and operations of their respective businesses, are in compliance with each applicable law (including rules and regulations thereunder) of any federal, state, local or foreign government, or any Governmental Entity, except for any violations or defaults that, individually or in the aggregate, have not had and would not reasonably be expected to have a Seller Material Adverse Effect.

         2.24 Customers and Suppliers. Section 2.24 of the Sellers' Disclosure Schedule sets forth a list of (a) each customer that accounted for more than five percent (5%) of the consolidated revenues of the Sellers during the last full fiscal year or the interim period through the Most Recent Balance Sheet Date and the amount of revenues accounted for by such customer during each such period and (b) each supplier that is the sole supplier of any significant product to either of the Sellers. No such customer or supplier has indicated within the past year that it will stop, or decrease the rate of, buying products or supplying products, as applicable, to the Sellers. To the knowledge of the Sellers, no unfilled customer order or commitment obligating the Sellers to process, manufacture or deliver products or perform services will result in a loss to the Sellers upon completion of performance. No purchase order or commitment of the Sellers is in excess of normal requirements, nor are prices provided therein in excess of current market prices for the products or services to be provided thereunder.

         2.25 Permits. Section 2.25 of the Sellers' Disclosure Schedule sets forth a list of all permits, licenses, registrations, certificates, orders or approvals from any Governmental Entity (including without limitation those issued or required under Environmental Laws and those relating to the occupancy or use of owned or leased real property) ("Permits") issued to or held by the Sellers. Such listed Permits are the only Permits that are required for the Sellers to conduct their respective businesses as presently conducted or as proposed to be conducted, except for those the absence of which, individually or in the aggregate, have not had and would not reasonably be expected to have a Seller Material Adverse Effect. Each such Permit is in full force and effect and, to the knowledge of the Sellers, no suspension or cancellation of such Permit is threatened and there is no basis for believing that such Permit will not be renewable upon expiration.

         2.26 Certain Business Relationships With Affiliates. No Affiliate of the Sellers (a) owns any property or right, tangible or intangible, which is used in the business of the Sellers, (b) has any claim or cause of action against the Sellers, or (c) owes any money to, or, other than as disclosed in
Section 2.26 of the Sellers' Disclosure Schedule, is owed any money by, the Sellers. Section 2.26 of the Sellers' Disclosure Schedule describes any transactions or relationships between the Sellers and any Affiliate thereof which have occurred or existed since January 1, 2000.

         2.27 Brokers' Fees. Neither of the Sellers has any liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement.

         2.28 Books and Records. The minute books and other similar records of the Sellers contain complete and accurate records of all actions taken at any meetings of the Sellers' stockholders, Board of Directors, managers, stockholders, members, or any committee thereof and of all written consents executed in lieu of the holding of any such meeting. The books and records of the Sellers accurately reflect in all material respects the assets, liabilities, business, financial condition and results of operations of the Sellers and have been maintained in accordance with good business and bookkeeping practices.

         2.29 Disclosure. No representation or warranty by the Sellers contained in this Agreement, and no statement contained in the Sellers' Disclosure Schedule or any other document, certificate or other instrument delivered or to be delivered by or on behalf of the Sellers pursuant to this Agreement, contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary, in light of the circumstances under which it was or will be made, in order to make the statements herein or therein not misleading. The Sellers have disclosed to the Buyer all material information relating to the Business or the transactions contemplated by this Agreement.

         2.30 Projections. The projections appended to Section 2.30 of the Sellers' Disclosure Schedule were prepared by the Company in good faith using the best information available to management of the Company and represented and continue to represent the Company's management's good faith estimates of the future performance of the Sellers for the periods referred to therein.


                                  ARTICLE III
                   REPRESENTATIONS AND WARRANTIES OF THE BUYER

         The Buyer represents and warrants to the Sellers that the statements contained in this Article III are true and correct, except as set forth in the disclosure schedule provided by the Buyer to the Sellers and the Company Equity Holders on the date hereof and accepted in writing by the Sellers and the Company Equity Holder Representative (the "Buyer Disclosure Schedule"). The Buyer Disclosure Schedule shall be arranged in paragraphs corresponding to the numbered and lettered paragraphs contained in this Article III, and the disclosures in any paragraph of the Buyer Disclosure Schedule shall qualify only the corresponding paragraph in this Article III:

         3.1 Organization, Qualification and Corporate Power. The Buyer is a corporation duly organized, validly existing and in good standing under the laws of The Commonwealth of Massachusetts. The Buyer is duly qualified to conduct business and is in corporate good standing under the laws of each jurisdiction in which the nature of its businesses or the ownership or leasing of its properties requires such qualification, except where the failure to be so qualified or in good standing would not have a Buyer Material Adverse Effect (as hereinafter defined). The Buyer has all requisite corporate power and authority to carry on the businesses in which it is engaged and to own and use the properties owned and used by it. The Buyer has furnished or made available to the Company complete and accurate copies of its Articles of Organization and By-laws. For purposes of this Agreement, "Buyer Material Adverse Effect" means a material adverse effect on the assets, business, condition (financial or otherwise), results of operations or future prospects of the Buyer and its subsidiaries, taken as a whole.

         3.2 Capitalization. The authorized capital stock of the Buyer consists of (a) 45,000,000 shares of Buyer Common Stock, of which 32,694,388 shares were issued and outstanding as of October 15, 2001, and (b) 1,000,000 shares of Preferred Stock, $.01 par value per share, of which no shares are issued or outstanding. All of the issued and outstanding shares of Buyer Common Stock are duly authorized, validly issued, fully paid, nonassessable and free of all preemptive rights. All of the Payment Shares will be, when issued in accordance with this Agreement, duly authorized, validly issued, fully paid, nonassessable and free of all preemptive rights.

         3.3 Authorization of Transaction. The Buyer has all requisite power and authority to execute and deliver this Agreement and the Escrow Agreement and to perform its obligations hereunder and thereunder. The execution and delivery by the Buyer of this Agreement and the Escrow Agreement and the consummation by the Buyer of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action on the part of the Buyer. This Agreement has been duly and validly executed and delivered by the Buyer and constitutes a valid and binding obligation of the Buyer, enforceable against the Buyer in accordance with its terms.

         3.4 Noncontravention. Subject to compliance with the applicable requirements of the Securities Act, the Exchange Act and any applicable state securities laws, neither the execution and delivery by the Buyer of this Agreement or the Escrow Agreement, nor the consummation by the Buyer of the transactions contemplated hereby or thereby, will (a) conflict with or violate any provision of the Articles of Organization or By-laws of the Buyer, (b) require on the part of the Buyer any filing with, or permit, authorization, consent or approval of, any Governmental Entity, (c) conflict with, result in breach of, constitute (with or without due notice or lapse of time or both) a default under, result in the acceleration of obligations under, create in any party any right to terminate, modify or cancel, or require any notice, consent or waiver under, any contract or instrument to which the Buyer is a party or by which it is bound or to which any of its assets are subject, or (d) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Buyer or any of its properties or assets.

         3.5 Reports and Financial Statements; Backlog.

                  (a) The Buyer has previously furnished or made available to the Company complete and accurate copies, as amended or supplemented, of its (a) Annual Report on Form 10-K for the fiscal year ended December 31, 2000, as filed with the Securities and Exchange Commission (the "SEC"), and (b) all other reports filed by the Buyer under Section 13 or subsections (a) or (c) of Section 14 of the Exchange Act with the SEC since January 1, 2001 (such reports are collectively referred to herein as the "Buyer Reports"). The Buyer Reports constitute all of the documents required to be filed by the Buyer under Section 13 or subsections (a) or (c) of Section 14 of the Exchange Act with the SEC from January 1, 2001 through the date of this Agreement. The Buyer Reports complied in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder when filed. As of their respective dates, the Buyer Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited financial statements and unaudited interim financial statements of the Buyer included in the Buyer Reports (i) complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto when filed, (ii) were prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby (except as may be indicated therein or in the notes thereto, and in the case of quarterly financial statements, as permitted by Form 10-Q under the Exchange Act), (iii) fairly present the consolidated financial condition, results of operations and cash flows of the Buyer as of the respective dates thereof and for the periods referred to therein, and
         (iv) are consistent with the books and records of the Buyer.

                  (b) Set forth on Section 3.5 of the Buyer Disclosure Schedule is the aggregate amount of all Revenue anticipated to be recognized by the Buyer in calendar year 2002 under arrangements existing as of December 31, 2001 relating to the licensing of Buyer Products evidenced by executed, definitive written agreements under which the only contingency to such Revenue being recognized by the Buyer is the performance by the Buyer of its obligations under such agreements.

         3.6 Absence of Material Adverse Change. Since September 30, 2001, there has occurred no event or development which has had, or could reasonably be expected to have in the future, a Buyer Material Adverse Effect.

         3.7 Litigation. Except as described in Section 3.7 of the Buyer Disclosure Schedule, as of the date of this Agreement, there is no Legal Proceeding which is pending or, to the Buyer's knowledge, threatened against the Buyer or any subsidiary of the Buyer which, if determined adversely to the Buyer or such subsidiary, could have, individually or in the aggregate, a Buyer Material Adverse Effect or which in any manner challenges or seeks to prevent, enjoin, alter or delay the transactions contemplated by this Agreement.

         3.8 Tax Matters. Neither the Buyer nor any of its Affiliates has through the date of this Agreement taken or agreed to take any action that would prevent the Sale from constituting a transaction qualifying as a reorganization under Section 368(a)(1)(C) of the Code.

         3.9 Brokers' Fees. Except as described in Section 3.9 of the Buyer Disclosure Schedule, the Buyer has no liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement.

         3.10 Disclosure. No representation or warranty by the Buyer contained in this Agreement, and no statement contained in any document, certificate or other instrument delivered or to be delivered by or on behalf of the Buyer pursuant to this Agreement, contains or will contain any untrue statement of a material fact or omit or will omit to state any material fact necessary, in light of the circumstances under which it was or will be made, in order to make the statements herein or therein not misleading.


                                   ARTICLE IV
                            COVENANTS OF THE PARTIES

         4.1 Closing Efforts. Each of the Parties shall use its best efforts, to the extent commercially reasonable ("Reasonable Best Efforts"), to take all actions and to do all things necessary, proper or advisable to consummate the transactions contemplated by this Agreement, including without limitation using its Reasonable Best Efforts to ensure that (i) its representations and warranties remain true and correct in all material respects through the Closing Date and (ii) the conditions to the obligations of the other Parties to consummate the Sale are satisfied.

         4.2 Governmental and Third-Party Notices and Consents.

                  (a) Each Party shall use its Reasonable Best Efforts to obtain, at its expense, all waivers, permits, consents, approvals or other authorizations from Governmental Entities, and to effect all registrations, filings and notices with or to Governmental Entities, as may be required for such Party to consummate the transactions contemplated by this Agreement and to otherwise comply with all applicable laws and regulations in connection with the consummation of the transactions contemplated by this Agreement.

                  (b) The Sellers shall use their Reasonable Best Efforts to obtain, at their expense, all such waivers, consents or approvals from third parties, and to give all such notices to third parties, as are required to be listed in Section 2.4 of the Sellers' Disclosure Schedule.

         4.3 Stockholder Approval.

                  (a) The Company shall use its Reasonable Best Efforts to obtain, as promptly as practicable, the Requisite Stockholder Approval, either at a special meeting of stockholders or pursuant to a written stockholder consent, all in accordance with the applicable requirements of the Delaware General Corporation Law. In connection with such special meeting of stockholders or written stockholder consent, the Company shall provide to its stockholders a written proxy or information statement (the "Disclosure Statement") which includes (A) a summary of the Sale and this Agreement (which summary shall include a summary of the terms relating to the indemnification obligations of the Company and the Company Equity Holders, the escrow arrangements, the Earnout Consideration (including possible adjustments thereto pursuant to Section 1.10) and the powers and authority of the Company Equity Holder Representative), (B) all of the information required by Rule 502(b)(2) of Regulation D under the Securities Act and (C) a statement that appraisal rights are available for the Company Common Stock pursuant to Section 262 of the Delaware General Corporation Law and a copy of such Section 262. The Buyer agrees to cooperate with the Company in the preparation of the Disclosure Statement. The Company agrees not to distribute the Disclosure Statement until the Buyer has had a reasonable opportunity to review and comment on the Disclosure Statement and the Disclosure Statement has been approved by the Buyer (which approval may not be unreasonably withheld or delayed). If the Requisite Stockholder Approval is obtained by means of a written consent, the Company shall send, pursuant to Sections 228 and 262(d) of the Delaware General Corporation Law, a written notice to all stockholders of the Company that did not execute such written consent informing them that the Sale was approved by the stockholders of the Company and that appraisal rights are available for their shares of Company Common Stock pursuant to Section 262 of the Delaware General Corporation Law (which notice shall include a copy of such Section
         262), and shall promptly inform the Buyer of the date on which such notice was sent. The Company, acting through its Board of Directors, shall include in the Disclosure Statement the unanimous recommendation of its Board of Directors that the stockholders of the Company vote in favor of the approval of the Sale.

                  (b) The Sellers shall ensure that the Disclosure Statement does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading (provided that the Sellers shall not be responsible for the accuracy or completeness of any information furnished by the Buyer in writing for inclusion in the Disclosure Statement).

                  (c) The Buyer shall ensure that any information furnished by the Buyer to the Company in writing for inclusion in the Disclosure Statement does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading.

                  (d) Each Company Stockholder shall vote all shares of Company Common Stock that are beneficially owned by him in favor of the approval of the Sale and in favor of the approval of the payment or distribution to any Company Equity Holder of any consideration in connection herewith to the extent that such payment or distribution could constitute an "excess parachute payment," as defined in Section 280G(b)(1) of the Code (the "280G Vote"). No Company Stockholder shall vote any shares of Company Common Stock in favor of any other acquisition (whether by way of merger, consolidation, share exchange, stock purchase or asset purchase) of all or a majority of the outstanding capital stock or assets of the Company. Each Company Stockholder shall use his, her or its Reasonable Best Efforts to obtain the Requisite Stockholder Approval and the 280G Vote. No Company Option Holder shall exercise any Company Options prior to the Closing.

         4.4 Operation of Business. Except as contemplated by this Agreement, during the period from the date of this Agreement to the Closing Date, each of the Sellers shall conduct its operations in the Ordinary Course of Business and in compliance with all applicable laws and regulations and, to the extent consistent therewith, use its Reasonable Best Efforts to preserve intact its current business organization, keep its physical assets in good working condition, keep available the services of its current officers and employees and preserve its relationships with customers, suppliers and others having business dealings with it to the end that its goodwill and ongoing business shall not be impaired in any material respect. Without limiting the generality of the foregoing, prior to the Closing Date, neither of the Sellers shall, without the written consent of the Buyer:

                  (a) issue or sell, or redeem or repurchase, any stock or other securities of the Company or the Target Subsidiary or any rights, warrants or options to acquire any such stock or other securities;

                  (b) declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock;

                  (c) create, incur or assume any indebtedness (including obligations in respect of capital leases); assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person or entity; or make any loans, advances or capital contributions to, or investments in, any other person or entity;

                  (d) except as provided herein, enter into, adopt or amend any Employee Benefit Plan or any employment or severance agreement or arrangement of the type described in Section 2.21(c) or (except for normal increases in the Ordinary Course of Business for employees who are not Affiliates) increase in any manner the compensation, severance or fringe benefits of, or materially modify the employment terms of, its directors, officers, employees or consultants, generally or individually, or pay any bonus or other benefit to its directors, officers, employees or consultants (except for existing payment obligations listed in Section 2.20 of the Sellers' Disclosure Schedule);

                  (e) acquire, sell, lease, license or dispose of any assets or property, other than purchases and sales of assets in the Ordinary Course of Business;

                  (f) mortgage or pledge any of its property or assets or subject any such property or assets to any Security Interest;

                  (g) discharge or satisfy any Security Interest or pay or prepay any obligation or liability other than in the Ordinary Course of Business;

                  (h) pay any of the costs and expenses (including legal, accounting and investment banking fees and expenses) incurred by the Sellers in connection with the transactions contemplated hereby;

                  (i) amend its charter, by-laws, certificate of formation, limited liability company agreement or other organizational documents;

                  (j) change in any material respect its accounting methods, principles or practices, except insofar as may be required by a generally applicable change in GAAP;

                  (k) enter into, amend, terminate, take or omit to take any action that would constitute a violation of or default under, or waive any rights under, any material contract or agreement;

                  (l) make or commit to make any capital expenditure in excess of $10,000 per item or $50,000 in the aggregate;

                  (m) institute or settle any Legal Proceeding;

                  (n) take any action or fail to take any action permitted by this Agreement with the knowledge that such action or failure to take action would result in (i) any of the representations and warranties of the Sellers set forth in this Agreement becoming untrue or (ii) any of the conditions to the Sale set forth in Article V not being satisfied; or

                  (o) agree in writing or otherwise to take any of the foregoing actions.

         4.5 Access to Information. Each of the Sellers shall permit representatives of the Buyer to have full access (at all reasonable times, and in a manner so as not to interfere with the normal business operations of the Sellers) to all premises, properties, financial, accounting and tax records (including without limitation records and returns relating to all tax periods of the Sellers prior to the Closing), contracts, other records and documents, and personnel, of or pertaining to the Sellers, the Business or the Purchased Assets. No investigation or findings of the Buyer shall affect the representations and warranties of the Sellers hereunder.

         4.6 Exclusivity.

                  (a) The Sellers and the Company Equity Holders shall not, and the Sellers shall require each of their respective officers, directors, managers, employees, representatives and agents not to, directly or indirectly, (i) initiate, solicit, encourage or otherwise facilitate any inquiry, proposal, offer or discussion with any party (other than the Buyer) concerning any merger, reorganization, consolidation, recapitalization, business combination, liquidation, dissolution, share exchange, sale of stock, sale of material assets or similar business transaction involving either of the Sellers or any division thereof,
         (ii) furnish any non-public information concerning the business, properties or assets of either of the Sellers or any division thereof to any party (other than the Buyer) or (iii) engage in discussions or negotiations with any party (other than the Buyer) concerning any such transaction.

                  (b) The Sellers shall immediately notify any party with which discussions or negotiations of the nature described in paragraph (a) above were pending that the Sellers are terminating such discussions or negotiations. If the Sellers receive any inquiry, proposal or offer of the nature described in paragraph (a) above, the Sellers shall, within one business day after such receipt, notify the Buyer of such inquiry, proposal or offer, including the identity of the other party and the terms of such inquiry, proposal or offer.

                  (c) Each of the Sellers and the Company Equity Holders acknowledge that any breach or threatened breach of the provisions of this Section 4.6 will cause irreparable injury to the Buyer for which an adequate monetary remedy does not exist. Accordingly, in the event of any such breach or threatened breach, the Buyer shall be entitled, in addition to the exercise of other remedies, to seek and obtain injunctive relief, without necessity of posting a bond, restraining the Seller and/or the Company Equity Holders from committing such breach or threatened breach.

         4.7 Expenses. Except as set forth in Article VI hereof and in the Escrow Agreement, (a) the Buyer shall bear (i) all Transaction Costs (as hereinafter defined) incurred by it and (ii) up to $30,000 of the Transaction Costs incurred by the Sellers and (b) the Company Equity Holders shall bear (i) all Transaction Costs incurred by them and (ii) all Transaction Costs incurred by the Sellers in excess of $30,000. As used herein, "Transaction Costs" shall mean all costs and expenses (including legal, accounting and investment banking fees and expenses) incurred by a Party in connection with the transactions contemplated hereby.

         4.8 Use of Name; Dissolution. Following the Closing, the Buyer shall have the exclusive right to use the name "1mind" and any derivations thereof in connection with its operation of the Business, and the Sellers agree to take all necessary actions, including without limitation changing their names as of the Closing Date to names that are not similar to such names, to allow the Buyer to exercise such right. As soon as practicable following the Closing, each of the Sellers shall liquidate its assets and dissolve its corporate or limited liability company existence, as the case may be.

         4.9 Endorsement of Checks, Etc. The Sellers hereby authorize the Buyer following the Closing to endorse for deposit only their names on and collect for the Buyer's account any checks received in payment of any accounts included in the Purchased Assets, and any refunds of deposits, prepaid expenses and similar amounts. In the event payment for any amounts due the Buyer are received by the Sellers, the Sellers will hold the same in trust for the benefit of the Buyer and promptly turn the same over to the Buyer.

         4.10 Accounts Receivable. After the Closing, neither the Sellers nor the Company Equity Holders will interfere with the collection of the accounts receivable constituting part of the Purchased Assets.

         4.11 Employee Matters; Consulting Arrangement.

                  (a) Immediately prior to the Closing, the Buyer shall offer employment to all of the employees of the Sellers who are then employed by the Sellers (the "Transferred Employees"), such employment to be effective upon the Closing. Effective immediately prior to the Closing, the Sellers shall terminate the employment of each of the Transferred Employees. The Buyer shall credit each of the Transferred Employees with all their time of service with the Sellers for purposes of the Buyer's medical and other benefit plans and in computing the benefits available to such Transferred Employees thereunder.

                  (b) The Buyer and the Sellers shall use their respective Reasonable Best Efforts to ensure that the condition set forth in
         Section 5.1(l) hereof is satisfied as soon as practicable.

         4.12 Bulk Sales. The Buyer hereby waives compliance by the Sellers with any applicable bulk sale or bulk transfer laws of any jurisdiction in connection with the sale of the Purchased Assets to the Purchaser. The Sellers shall indemnify and hold harmless the Buyer against any and all liabilities that may be asserted by third parties against the Buyer as a result of noncompliance by the Sellers with any such bulk transfer law.


                                   ARTICLE V
                       CONDITIONS TO CONSUMMATION OF SALE

         5.1 Conditions to Obligations of the Buyer. The obligation of the Buyer to consummate the Sale is subject to the satisfaction (or waiver by the Buyer) of the following conditions:

                  (a) the Sellers shall have obtained the Requisite Stockholder Approval and the 280G Vote, and no Company Equity Holder(s) holding, in the aggregate, in excess of two percent (2%) of the outstanding Company Common Stock shall have exercised appraisal rights under the applicable provisions of the Delaware General Corporation Law in connection with the Sale;

                  (b) the Sellers shall have obtained (and shall have provided copies thereof to the Buyer) all of the waivers, permits, consents, approvals or other authorizations, and effected all of the registrations, filings and notices, referred to in Section 4.2 which are required on the part of the Sellers;

                  (c) the representations and warranties of the Sellers set forth in the first sentence of Section 2.1 and in Section 2.3 and any representations and warranties of the Company set forth in this Agreement that are qualified as to materiality shall be true and correct in all respects, and all other representations and warranties of the Company set forth in this Agreement shall be true and correct in all material respects, in each case as of the date of this Agreement and as of the Closing Date as though made as of the Closing Date, except to the extent such representations and warranties are specifically made as of a particular date or as of the date of this Agreement (in which case such representations and warranties shall be true and correct as of such date);

                  (d) the Sellers shall have performed or complied with their respective agreements and covenants required to be performed or complied with under this Agreement as of or prior to the Closing Date;

                  (e) no Legal Proceeding shall be pending or threatened wherein an unfavorable judgment, order, decree, stipulation or injunction would
         (i) prevent consummation of any of the transactions contemplated by this Agreement, (ii) cause any of the transactions contemplated by this Agreement to be rescinded following consummation or (iii) have a Seller Material Adverse Effect, and no such judgment, order, decree, stipulation or injunction shall be in effect;

                  (f) the Sellers shall have delivered to the Buyer a certificate (the "Sellers' Certificate") to the effect that each of the conditions specified in clauses (a) through (e) (insofar as clause (e) relates to Legal Proceedings involving the Sellers) of this Section 5.1 is satisfied in all respects;

                  (g) the Buyer shall have received from counsel to the Sellers an opinion with respect to the matters set forth in Exhibit 5.1(g) attached hereto, addressed to the Buyer and dated as of the Closing Date;

                  (h) the Buyer shall have received from BancBoston Robertson Stephens an opinion as to the fairness of the Sale to the Buyer, such opinion to be in form and substance satisfactory to the Buyer;

                  (i) Each of Thomas Congoran, Fredric Speaker, Jeffrey Forsyth, Christopher Henderson, David Irish, Frank Hahn and Robert Sedgley shall have (A) accepted employment with the Company upon terms satisfactory to the Buyer and
         (B) entered into a Noncompete, Nondisclosure and Developments agreement in substantially the form attached hereto as Exhibit 5.1(i);

                  (j) Each of Christopher Henderson, David Irish, Frank Hahn, Eric Conlin, David Jensen, James M. Oates, Harvey Hill, Mark Caron and Robert Sedgley shall have entered into a Lock-Up Agreement in substantially the form attached hereto as Exhibit 5.1(j);

                  (k) each of Thomas Congoran and Fredric Speaker shall have entered into a Key Employee Lock-Up Agreement in substantially the form attached hereto as Exhibit 5.1(k);

                  (l) the Buyer shall have restructured its Independent Consulting Agreement with Mark A. Caron in a manner satisfactory to the Buyer;

                  (m) the Sellers shall have delivered to the Buyer such bills of sale, leases, assignments and other instruments of transfer as the Buyer may reasonably require to transfer to it good and marketable title to the Purchased Assets free and clear of all Security Interests;

                  (n) the Sellers shall have delivered to the Buyer a listing of all of their accounts receivable outstanding as of the Closing Date, together with appropriate supporting documentation;

                  (o) the Company Equity Holder Representative and the Escrow Agent shall have entered into the Escrow Agreement;

                  (p) no Company Option Holder shall have exercised any Company Options between the date of this Agreement and the Closing; and

                  (q) the Buyer shall have received such other certificates and instruments (including without limitation certificates of good standing of the Sellers in their jurisdiction of organization and the various foreign jurisdictions in which they are qualified to do business, certified charter documents, certificates as to the incumbency of officers and the adoption of authorizing resolutions) as it shall reasonably request in connection with the Closing.

         5.2 Conditions to Obligations of the Sellers. The obligation of the Sellers to consummate the Sale is subject to the satisfaction (or waiver by the Sellers) of the following conditions:

                  (a) the representations and warranties of the Buyer set forth in the first sentence of Section 3.1 and Section 3.3 and any representations and warranties of the Buyer set forth in this Agreement that are qualified as to materiality shall be true and correct, and the representations and warranties of the Buyer set forth in this Agreement that are not so qualified (other than those set forth in Section 3.1 and Section 3.3) shall be true and correct in all material respects, in each case as of the date of this Agreement and as of the Closing Date as though made as of the Closing Date, except to the extent such representations and warranties are specifically made as of a particular date or as of the date of this Agreement (in which case such representations and warranties shall be true and correct as of such date);

                  (b) the Buyer shall have performed or complied with its agreements and covenants required to be performed or complied with under this Agreement as of or prior to the Closing Date;

                  (c) no Legal Proceeding shall be pending or threatened wherein an unfavorable judgment, order, decree, stipulation or injunction would
         (i) prevent consummation of any of the transactions contemplated by this Agreement, (ii) cause any of the transactions contemplated by this Agreement to be rescinded following consummation or (iii) have a Buyer Material Adverse Effect, and no such judgment, order, decree, stipulation or injunction shall be in effect;

                  (d) the Buyer shall have delivered to the Company a certificate (the "Buyer Certificate") to the effect that each of the conditions specified in clauses (a) through (c) (insofar as clause (c) relates to Legal Proceedings involving the Buyer) of this Section 5.2 is satisfied in all respects;

                  (e) the Buyer shall have delivered to the Company (i) a certificate representing the Initial Shares and (ii) the Warrants, and shall have delivered to the Escrow Agent a certificate representing the Escrow Shares;

                  (f) the Sellers shall have received from counsel to the Buyer an opinion with respect to the matters set forth in Exhibit 5.2(f) attached hereto, addressed to the Company and dated as of the Closing Date;

                  (g) the Buyer shall have entered into the Escrow Agreement;

                  (h) the Buyer shall have delivered to the Sellers instruments of assumption, in a form reasonably required by them, pursuant to which the Buyer shall assume the Assumed Liabilities; and

                  (i) the Company shall have received such other certificates and instruments (including without limitation certificates of good standing of the Buyer in its jurisdiction of organization, certified charter documents, certificates as to the incumbency of officers and the adoption of authorizing resolutions) as it shall reasonably request in connection with the Closing.


                                   ARTICLE VI
                                 INDEMNIFICATION

         6.1 Indemnification by the Company Equity Holders. The Company Equity Holders shall indemnify the Buyer in respect of, and hold it harmless against, any and all debts, obligations and other liabilities (whether absolute, accrued, contingent, fixed or otherwise, or whether known or unknown, or due or to become due or otherwise), monetary damages, fines, fees, penalties, interest obligations, deficiencies, losses and expenses (including without limitation amounts paid in settlement, interest, court costs, costs of investigators, fees and expenses of attorneys, accountants, financial advisors and other experts, and other expenses of litigation) ("Damages") incurred or suffered by the Buyer or any Affiliate thereof resulting from, relating to or constituting:

                  (a) any breach of the representations, warranties, covenants or agreements of the Sellers or the Company Equity Holders set forth herein or in the Sellers' Certificate;

                  (b) all liabilities relating to the Purchased Assets and the Business other than the Assumed Liabilities (regardless of whether information with respect thereto is set forth on the Sellers' Disclosure Schedule); and

                  (c) any Security Interest on any of the Purchased Assets arising after the Closing as a result of matters preceding the Closing.

         6.2 Indemnification by the Buyer. The Buyer shall indemnify the Sellers in respect of, and hold them harmless against, any and all Damages incurred or suffered by the Sellers resulting from, relating to or constituting:

                  (a) any breach of the representations, warranties, covenants or agreements of the Buyer set forth herein or in the Buyer Certificate; and

                  (b) any failure of the Buyer to perform and discharge when due the Assumed Liabilities, other than Assumed Liabilities that are being contested by the Buyer in good faith.

         6.3 Indemnification Claims.

                  (a) A party entitled, or seeking to assert rights, to indemnification under this Article VI (an "Indemnified Party") shall give written notification to the party from whom indemnification is sought (an "Indemnifying Party") of the commencement of any suit or proceeding relating to a third party claim for which indemnification pursuant to this Article VI may be sought. Such notification shall be given within 20 business days after receipt by the Indemnified Party of notice of such suit or proceeding, and shall describe in reasonable detail (to the extent known by the Indemnified Party) the facts constituting the basis for such suit or proceeding and the amount of the claimed damages; provided, however, that no delay on the part of the Indemnified Party in notifying the Indemnifying Party shall relieve the Indemnifying Party of any liability or obligation hereunder except to the extent of any damage or liability caused by or arising out of such failure. Within 20 days after delivery of such notification, the Indemnifying Party may, upon written notice thereof to the Indemnified Party, assume control of the defense of such suit or proceeding with counsel reasonably satisfactory to the Indemnified Party; provided that
         (i) the Indemnifying Party may only assume control of such defense if
         (A) it acknowledges in writing to the Indemnified Party that any damages, fines, costs or other liabilities that may be assessed against the Indemnified Party in connection with such suit or proceeding constitute Damages for which the Indemnified Party shall be indemnified pursuant to this Article VI and (B) the ad damnum is less than or equal to the Value of the Escrow Shares (as determined pursuant to Section 1.8(a)) not then subject to a pending indemnity claim hereunder for which the Indemnifying Party is liable under this Article VI and (ii) the Indemnifying Party may not assume control of the defense of a suit or proceeding involving criminal liability or in which equitable relief is sought against the Indemnified Party. If the Indemnifying Party does not so assume control of such defense, the Indemnified Party shall control such defense. The party not controlling such defense (the "Non-controlling Party") may participate therein at its own expense; provided that if the Indemnifying Party assumes control of such defense and the Indemnified Party reasonably concludes that the Indemnifying Party and the Indemnified Party have conflicting interests or different defenses available with respect to such suit or proceeding, the reasonable fees and expenses of counsel to the Indemnified Party shall be considered "Damages" for purposes of this Agreement. The party controlling such defense (the "Controlling Party") shall keep the Non-controlling Party advised of the status of such suit or proceeding and the defense thereof and shall consider in good faith recommendations made by the Non-controlling Party with respect thereto. The Non-controlling Party shall furnish the Controlling Party with such information as it may have with respect to such suit or proceeding (including copies of any summons, complaint or other pleading which may have been served on such party and any written claim, demand, invoice, billing or other document evidencing or asserting the same) and shall otherwise cooperate with and assist the Controlling Party in the defense of such suit or proceeding. The Indemnifying Party shall not agree to any settlement of, or the entry of any judgment arising from, any such suit or proceeding without the prior written consent of the Indemnified Party, which shall not be unreasonably withheld or delayed. The Indemnified Party shall not agree to any settlement of, or the entry of any judgment arising from, any such suit or proceeding without the prior written consent of the Indemnifying Party, which shall not be unreasonably withheld or delayed.

                  (b) In order to seek indemnification under this Article VI, an Indemnified Party shall give written notification (a "Claim Notice") to the Indemnifying Party which contains (i) a description and the amount (the "Claimed Amount") of any Damages incurred or reasonably expected to be incurred by the Indemnified Party, (ii) a statement that the Indemnified Party is entitled to indemnification under this Article VI for such Damages and a reasonable explanation of the basis therefor, and (iii) a demand for payment (in the manner provided in paragraph (c) below) in the amount of such Damages. If the Indemnified Party is seeking to enforce such claim pursuant to the Escrow Agreement, the Indemnifying Party shall deliver a copy of the Claim Notice to the Escrow Agent.

                  (c) Within 20 days after delivery of a Claim Notice, the Indemnifying Party shall deliver to the Indemnified Party a written response (the "Response") in which the Indemnifying Party shall: (i) agree that the Indemnified Party is entitled to receive all of the Claimed Amount (in which case the Response shall be accompanied by a payment by the Indemnifying Party to the Indemnified Party of the Claimed Amount, by check or by wire transfer; provided that if the Indemnified Party is seeking to enforce such claim pursuant to the Escrow Agreement, the Indemnifying Party and the Indemnified Party shall deliver to the Escrow Agent, within three days following the delivery of the Response, a written notice executed by both parties instructing the Escrow Agent to distribute to the Buyer such number of Escrow Shares as have an aggregate Value equal to the Claimed Amount), (ii) agree that the Indemnified Party is entitled to receive part, but not all, of the Claimed Amount (the "Agreed Amount") (in which case the Response shall be accompanied by a payment by the Indemnifying Party to the Indemnified Party of the Agreed Amount, by check or by wire transfer; provided that if the Indemnified Party is seeking to enforce such claim pursuant to the Escrow Agreement, the Indemnifying Party and the Indemnified Party shall deliver to the Escrow Agent, within three days following the delivery of the Response, a written notice executed by both parties instructing the Escrow Agent to distribute to the Buyer such number of Escrow Shares as have an aggregate Value equal to the Agreed Amount) or (iii) dispute that the Indemnified Party is entitled to receive any of the Claimed Amount. If the Indemnifying Party in the Response disputes its liability for all or part of the Claimed Amount, the Indemnifying Party and the Indemnified Party shall follow the procedures set forth in Section 6.3(d) for the resolution of such dispute (a "Dispute").

                  (d) During the 60-day period following the delivery of a Response that reflects a Dispute, the Indemnifying Party and the Indemnified Party shall use good faith efforts to resolve the Dispute. If the Dispute is not resolved within such 60-day period, the Indemnifying Party and the Indemnified Party shall discuss in good faith the submission of the Dispute to a mutually acceptable alternative dispute resolution procedure (which may be non-binding or binding upon the parties, as they agree in advance) (the "ADR Procedure"). In the event the Indemnifying Party and the Indemnified Party agree upon an ADR Procedure, such parties shall, in consultation with the chosen dispute resolution service (the "ADR Service"), promptly agree upon a format and timetable for the ADR Procedure, agree upon the rules applicable to the ADR Procedure, and promptly undertake the ADR Procedure. The provisions of this Section 6.3(d) shall not obligate the Indemnifying Party and the Indemnified Party to pursue an ADR Procedure or prevent either such party from pursuing the Dispute in a court of competent jurisdiction; provided that, if the Indemnifying Party and the Indemnified Party agree to pursue an ADR Procedure, neither the Indemnifying Party nor the Indemnified Party may commence litigation or seek other remedies with respect to the Dispute prior to the completion of such ADR Procedure. Any ADR Procedure undertaken by the Indemnifying Party and the Indemnified Party shall be considered a compromise negotiation for purposes of federal and state rules of evidence, and all statements, offers, opinions and disclosures (whether written or oral) made in the course of the ADR Procedure by or on behalf of the Indemnifying Party, the Indemnified Party or the ADR Service shall be treated as confidential and, where appropriate, as privileged work product. Such statements, offers, opinions and disclosures shall not be discoverable or admissible for any purposes in any litigation or other proceeding relating to the Dispute (provided that this sentence shall not be construed to exclude from discovery or admission any matter that is otherwise discoverable or admissible). The fees and expenses of any ADR Service used by the Indemnifying Party and the Indemnified Party shall be shared equally by the Indemnifying Party and the Indemnified Party. If the Indemnified Party is seeking to enforce the claim that is the subject of the Dispute pursuant to the Escrow Agreement, the Indemnifying Party and the Indemnified Party shall deliver to the Escrow Agent, promptly following the resolution of the Dispute (whether by mutual agreement, pursuant to an ADR Procedure, as a result of a judicial decision or otherwise), a written notice executed by both parties instructing the Escrow Agent as to what (if any) portion of the Escrow Shares shall be distributed to the Buyer and/or the Company Equity Holders (which notice shall be consistent with the terms of the resolution of the Dispute).

                  (e) Notwithstanding the other provisions of this Section 6.3, if a third party asserts (other than by means of a lawsuit) that an Indemnified Party is liable to such third party for a monetary or other obligation which may constitute or result in Damages for which such Indemnified Party may be entitled to indemnification pursuant to this
         Article VI, and such Indemnified Party reasonably determines that it has a valid business reason to fulfill such obligation, then (i) such Indemnified Party shall be entitled to satisfy such obligation, without prior notice to or consent from the Indemnifying Party, (ii) such Indemnified Party may subsequently make a claim for indemnification in accordance with the provisions of this Article VI, and (iii) such Indemnified Party shall be reimbursed, in accordance with the provisions of this Article VI, for any such Damages for which it is entitled to indemnification pursuant to this Article VI (subject to the right of the Indemnifying Party to dispute the Indemnified Party's entitlement to indemnification, or the amount for which it is entitled to indemnification, under the terms of this Article VI).

                  (f) For purposes of this Section 6.3 and the last two sentences of Section 6.4, (i) if the Company Equity Holders comprise the Indemnifying Party, any references to the Indemnifying Party (except provisions relating to an obligation to make or a right to receive any payments provided for in Section 6.3 or Section 6.4) shall be deemed to refer to the Company Equity Holder Representative, and
         (ii) if the Company Equity Holders comprise the Indemnified Party, any references to the Indemnified Party (except provisions relating to an obligation to make or a right to receive any payments provided for in
         Section 6.3 or Section 6.4) shall be deemed to refer to the Company Equity Holder Representative. The Company Equity Holder Representative shall have full power and authority on behalf of each Company Equity Holder to take any and all actions on behalf of, execute any and all instruments on behalf of, and execute or waive any and all rights of, the Company Equity Holders under this Article VI. The Company Equity Holder Representative shall have no liability to any Company Equity Holder for any action taken or omitted on behalf of the Company Equity Holders pursuant to this Article VI.

         6.4 Survival of Representations and Warranties. All representations and warranties contained in this Agreement, the Sellers' Certificate or the Buyer Certificate shall (a) survive the Closing and any investigation at any time made by or on behalf of an Indemnified Party and (b) shall expire on the date thirteen (13) months following the Closing Date, except that the representations and warranties set forth in Sections 2.3, 2.10, 2.27, 3.3 and 3.9 (and the portion of the Sellers' Certificate or the Buyer Certificate relating thereto) shall survive the Closing without limitation. If an Indemnified Party delivers to an Indemnifying Party, before expiration of a representation or warranty, either a Claim Notice based upon a breach of such representation or warranty, or a notice that, as a result a legal proceeding instituted by or written claim made by a third party, the Indemnified Party reasonably expects to incur Damages as a result of a breach of such representation or warranty (an "Expected Claim Notice"), then such representation or warranty shall survive until, but only for purposes of, the resolution of the matter covered by such notice. If the legal proceeding or written claim with respect to which an Expected Claim Notice has been given is definitively withdrawn or resolved in favor of the Indemnified Party, the Indemnified Party shall promptly so notify the Indemnifying Party; and if the Indemnified Party has delivered a copy of the Expected Claim Notice to the Escrow Agent and Escrow Shares have been retained in escrow after the Termination Date (as defined in the Escrow Agreement) with respect to such Expected Claim Notice, the Indemnifying Party and the Indemnified Party shall promptly deliver to the Escrow Agent a written notice executed by both parties instructing the Escrow Agent to distribute such retained Escrow Shares to the Company Equity Holders in accordance with the terms of the Escrow Agreement.

         6.5 Limitations.

                  (a) Notwithstanding anything to the contrary herein, the aggregate liability of the Company Equity Holders, on the one hand, and the Buyer, on the other hand, for Damages under this Article VI based on a breach of any representation or warranty in Article II or Article III hereof shall not exceed $6,908,500.

                  (b) Except for claims based on fraud and claims for indemnification for a breach of the covenants contained in Sections 4.3(d), 4.6 or 4.7, after the Closing, the Escrow Agreement shall be the exclusive means for the Buyer to collect any Damages for which it is entitled to indemnification under this Article VI; provided, however, that the Buyer may also elect to offset any Damages for which it is entitled to indemnification under this Article VI by reducing the Earnout Consideration by the amount of such Damages.


                                  ARTICLE VII
             MATTERS REGARDING COMPANY EQUITY HOLDER REPRESENTATIVE,
              TRANSFERABILITY OF WARRANTS AND PAYMENT SHARES, ETC.

         7.1 Appointment and Powers of the Company Equity Holder Representative.

                  (a) In order to efficiently administer the transactions contemplated by this Agreement and the Escrow Agreement on behalf of the Company Equity Holders, each Company Equity Holder hereby designates and appoints James M. Oates as its representative (in such capacity, the "Company Equity Holder Representative"), and James M. Oates hereby accepts such designation and appointment. Each Company Equity Holder authorizes the Company Equity Holder Representative to
         (a) take all action necessary in connection with the defense and/or settlement of any claims for which the Company Equity Holders may be required to indemnify the Buyer pursuant to Article VI, (b) give and receive all notices required to be given under this Agreement and the Escrow Agreement and any agreement related hereto and thereto, (c) resolve any disputes arising under Section 1.9 or 1.10 hereof, (d) enter into any amendments to this Agreement and (e) take any and all other actions as may be necessary or appropriate to be taken by or on behalf of the Company Equity Holders in connection with this Agreement, the Escrow Agreement, the Warrants and the transactions contemplated hereby and thereby. In the event that James M. Oates dies or becomes unable to perform his responsibilities hereunder or resigns as the Company Equity Holder Representative, the Company Equity Holders who received (or shall be entitled to receive) at least a majority of the Payment Shares shall select another representative and such substituted representative shall thereafter be deemed to be the Company Equity Holder Representative for all purposes of this Agreement, the Escrow Agreement and the transactions contemplated hereby and thereby. All decisions of the Company Equity Holder Representative, including without limitation any decision concerning the defense or settlement of any claim for which the Company Equity Holders may be required to indemnify the Buyer pursuant to Article VI, shall be binding on all of the Company Equity Holders, and no Company Equity Holder shall have the right to object, dissent, protest or otherwise contest the same.

                  (b) Each Company Equity Holder agrees that:

                           (i) the Buyer shall be entitled to rely conclusively
                  on the instructions and decisions of the Company Equity Holder Representative given pursuant to its authority hereunder;

                           (ii) the provisions of this Section 7.1 are
                  independent and severable, are irrevocable and coupled with an interest and shall be enforceable notwithstanding any rights or remedies that any Company Equity Holder may have in connection with the Sale or the other transactions contemplated by this Agreement;

                           (iii) remedies available at law for any breach of the
                  provisions of this Section 7.1 are inadequate; therefore, the Buyer shall be entitled to seek temporary and permanent injunctive relief without the necessity of proving damages if the Buyer brings an action to enforce the provisions of this
                  Section 7.1; and

                           (iv) the provisions of this Section 7.1 shall be
                  binding upon the executors, heirs, legal representatives, personal representatives, successor trustees, and successors of each Company Equity Holder and any references in this Agreement to a Company Equity Holder shall mean and include the successor to such Company Equity Holder's rights hereunder, whether pursuant to testamentary disposition, the laws of descent and distribution or otherwise.

         7.2 Restrictions on Transferability of Warrants and Payment Shares; Legend; Rule 144.

                  (a) The Sellers and each Company Equity Holder understands that (i) the Warrants and the Payment Shares (collectively, the "Securities") have not been registered under the Securities Act and, therefore, cannot be resold unless they are subsequently registered under the Securities Act and applicable state securities laws or unless exception from such registration is available and (ii) the Buyer does not have any intention of registering the Securities under the Securities Act or applicable state securities laws and that Rule 144 under the Securities Act will not be available as a basis for exemption from registration of any of the Securities under the Securities Act until at least one year from the Closing Date.

                  (b) Neither the Sellers nor any Company Equity Holder shall sell, assign, pledge, transfer or otherwise dispose of or encumber any of the Securities received by it or him except pursuant to an exemption from the registration requirements of the Securities Act and applicable state securities laws. Any transfer or purported transfer in violation of this Section 7.2(b) shall be voidable by the Buyer. The Buyer will not be required or obligated to register any transfer of the Securities in violation of this Section 7.2(b). The Buyer may, and may instruct its transfer agent, to place such stop transfer orders as may be required on the transfer books of the Buyer in order to ensure compliance with this Section 7.2(b).

                  (c) Each Warrant and each certificate evidencing Payment Shares shall be endorsed with a legend in substantially the form set forth below:

                   "THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND MAY NOT BE OFFERED, SOLD, ASSIGNED, PLEDGED, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT (i) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT,
                   (ii) PURSUANT TO AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OR (iii) PURSUANT TO THE RESALE PROVISIONS OF RULE 144 PROMULGATED THEREUNDER."

                  (d) The Buyer will comply with the requirements of Rule 144(c) promulgated under the Securities Act regarding the availability of current public information to the extent required to enable the Sellers and each Company Equity Holder to sell the Securities without registration under the Securities Act pursuant to the resale provisions of Rule 144. Upon the request of the Sellers or a Company Equity Holder, the Buyer will deliver to the Sellers or such Company Equity Holder a written statement as to whether the Buyer has complied with the requirements of Rule 144, and, upon the Buyer's compliance with such requirements, will take such action as may be required (including without limitation causing counsel for the Buyer to issue an appropriate opinion) to cause its transfer agent to effectuate any transfer of the Securities properly requested by the

         Sellers or such Company Equity Holder, subject to and in accordance with the terms and conditions of Rule 144.

         7.3 Additional Investment Representations and Warranties of the Company Equity Holders. In anticipation of the distribution of Securities to the Company Equity Holders hereunder, each of the Company Equity Holders hereby severally and not jointly represents and warrants to the Buyer as follows:

                  (a) such Company Equity Holder is acquiring such Securities for its own account for investment only, and not with a view to, or for sale in connection with, any distribution in violation of the Securities Act or any rule or regulation promulgated thereunder;

                  (b) such Company Equity Holder understands the terms and conditions of the Sale and is familiar with the business, affairs, operations and finances of the Buyer;

                  (c) such Company Equity Holder has adequate means of providing for his, her or its current needs and contingencies and has no need for liquidity in connection with his, her or its acquisition of such Securities; and

                  (d) such Company Equity Holder has such knowledge and experience in financial, securities, investment and business matters that he, she or it is capable of evaluating the merits and risks of his, her or its acquisition of such securities hereunder.


                                  ARTICLE VIII
                                   TERMINATION

         8.1 Termination of Agreement. This Agreement may be terminated prior to the Closing Date (whether before or after Requisite Stockholder Approval), as provided below:

                  (a) the Buyer and the Sellers may terminate this Agreement by mutual written consent;

                  (b) the Buyer may terminate this Agreement by giving written notice to the Sellers in the event the Sellers are in breach of any representation, warranty or covenant contained in this Agreement, and such breach, individually or in combination with any other such breach,
         (i) would cause the conditions set forth in clauses (c) or (d) of
         Section 5.1 not to be satisfied and (ii) is not cured within 10 days following delivery by the Buyer to the Sellers of written notice of such breach;

                  (c) the Sellers may terminate this Agreement by giving written notice to the Buyer in the event the Buyer is in breach of any representation, warranty or covenant contained in this Agreement, and such breach, individually or in combination with any other such breach,
         (i) would cause the conditions set forth in clauses (a) or (b) of
         Section 5.2 not to be satisfied and (ii) is not cured within 10 days following delivery by the Sellers to the Buyer of written notice of such breach;

                  (d) either the Buyer or the Sellers may terminate this Agreement by giving written notice to the other at any time after the Company Equity Holders have voted on whether to approve the Sale in the event the Sale failed to receive the Requisite Stockholder Approval;

                  (e) the Buyer may terminate this Agreement by giving written notice to the Sellers if the Closing shall not have occurred on or before February 15, 2002 by reason of the failure of any condition precedent under Section 5.1 hereof (unless the failure results primarily from a breach by the Buyer of any representation, warranty or covenant contained in this Agreement); or

                  (f) the Sellers may terminate this Agreement by giving written notice to the Buyer if the Closing shall not have occurred on or before February 15, 2002 by reason of the failure of any condition precedent under Section 5.2 hereof (unless the failure results primarily from a breach by the Sellers of any representation, warranty or covenant contained in this Agreement).

         8.2 Effect of Termination. If this Agreement is terminated pursuant to
Section 8.1, all obligations of the Parties hereunder shall terminate without any liability of any Party to any other Party (except for any liability of any Party for willful breaches of this Agreement).


                                   ARTICLE IX
                                   DEFINITIONS

         For purposes of this Agreement, each of the following defined terms is defined in the Section of this Agreement indicated below.

Defined Term                                              Section
------------                                              -------
280G Vote                                                 4.3(d)
ADR Procedure                                             6.3(d)
ADR Service                                               6.3(d)
Affiliate                                                 2.14(a)
Agreed Amount                                             6.3(c)
Assumed Liabilities                                       1.3
Backlog Margin Adjustment Amount                          1.10(a)
Backlog Margin Adjustment Notice                          1.11(b)
Backlog Revenue                                           1.9(a)
Business                                                  Introduction
Buyer                                                     Introduction
Buyer Certificate                                         5.3(e)
Buyer Common Stock                                        1.8(a)
Buyer Disclosure Schedule                                 Article III
Buyer Material Adverse Effect                             3.1
Buyer Products                                            1.9(a)
Buyer Reports                                             3.5
CERCLA                                                    2.22(a)

Claim Notice                                              6.3(b)
Claimed Amount                                            6.3(b)
Closing                                                   1.5
Closing Date                                              1.5
Closing Purchase Price                                    1.8(a)
Code                                                      Introduction
Company                                                   Introduction
Company Certificate                                       5.2(f)
Company Common Stock                                      2.2
Company Equity Holders                                    1.8(a)
Company Equity Holder Representative                      7.1
Company Intellectual Property                             2.13(a)
Company Option Holders                                    1.8(a)
Company's Backlog Margin                                  1.10(b)
Company Stockholders                                      1.8(a)
Controlling Party                                         6.3(a)
Customer Deliverables                                     2.13(a)
Damages                                                   6.1
Disclosure Statement                                      4.3(a)
Dispute                                                   6.3(c)
Earnout Consideration                                     1.9(a)
Earnout Calculation Date                                  1.11
Earnout Payment Date                                      1.11
Earnout Shares                                            1.9(b)
Employee Benefit Plan                                     2.21(a)
Environmental Law                                         2.22(a)
ERISA                                                     2.21(a)
ERISA Affiliate                                           2.21(a)
Escrow Agreement                                          1.7
Escrow Agent                                              1.7
Escrow Shares                                             1.8(b)
Excluded Assets                                           1.2
Expected Claim Notice                                     6.4
Exchange Act                                              2.14
Financial Statements                                      2.6
GAAP                                                      1.9(a)
Gross Margin                                              1.9(a)
Governmental Entity                                       2.4
Incremental Revenue                                       1.9(a)
Indemnified Party                                         6.3(a)
Indemnifying Party                                        6.3(a)
Initial Shares                                            1.8(b)
Intellectual Property                                     2.13(a)
Intended Uses                                             2.11(a)
Internal Systems                                          2.13(a)
Legal Proceeding                                          2.18

Materials of Environmental Concern                        2.22(b)
Most Recent Balance Sheet                                 2.8
Most Recent Balance Sheet Date                            2.6
Non-controlling Party                                     6.3(a)
Ordinary Course of Business                               2.4
Organizational Documents                                  2.1
Parties, and Party                                        Introduction
Payment Shares                                            1.8(a)
Permits                                                   2.25
Pipeline Revenue                                          1.9(a)
Purchased Assets                                          1.1
Reasonable Best Efforts                                   4.1
Response                                                  6.3(c)
Requisite Stockholder Approval                            2.3
Revenue                                                   1.9(a)
Sale                                                      Introduction
SEC                                                       3.5
Securities                                                7.2
Securities Act                                            2.2
Security Interest                                         2.4
Sellers' Disclosure Schedule                              Article II
Seller Material Adverse Effect                            2.1
Seller Products                                           1.1(a)
Software                                                  2.13(e)
Stockholder Earnout Consideration                         1.9
Taxes                                                     2.9(a)(i)
Tax Returns                                               2.9(a)(ii)
Transferred Employees                                     4.11
Value                                                     1.8(a)


                                   ARTICLE X
                                  MISCELLANEOUS

         10.1 Press Releases and Announcements. No Party shall issue any press release or public announcement relating to the subject matter of this Agreement without the prior written approval of the other Parties; provided, however, that the Buyer may make any public disclosure it believes in good faith is required by applicable law, regulation or stock market rule (in which case the Buyer shall use its reasonable efforts to advise the Sellers and provide them with a copy of the proposed disclosure prior to making the disclosure).

         10.2 No Third Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any person other than the Parties and their respective successors and permitted assigns.

         10.3 Entire Agreement. This Agreement (including the documents referred to herein) constitutes the entire agreement among the Parties and supersedes any prior understandings, agreements or representations by or among the Parties, written or oral, with respect to the subject matter hereof; provided that the Confidentiality and Non-Disclosure Agreement dated February 5, 2001 between the Buyer and the Company shall remain in effect in accordance with its terms.

         10.4 Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of its rights, interests or obligations hereunder without the prior written approval of the other Parties.

         10.5 Counterparts and Facsimile Signature. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. This Agreement may be executed by facsimile signature.

         10.6 Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

         10.7 Notices. All notices, requests, demands, claims, and other communications hereunder shall be in writing. Any notice, request, demand, claim or other communication hereunder shall be deemed duly delivered four business days after it is sent by registered or certified mail, return receipt requested, postage prepaid, or one business day after it is sent for next business day delivery via a reputable nationwide overnight courier service, in each case to the intended recipient as set forth below:

If to the Sellers:                      Copy to:
-----------------                       -------

1Mind Corporation                       Shaheen & Gordon
28 Commercial Street                    Two Capital Plaza
Concord, NH 03301                       P.O. Box 2703
Attention:  Thomas Congoran             Concord, NH 03302
                                        Attention:  Arpiar G. Saunders Jr., Esq.


If to the Buyer:                        Copy to:
---------------                         -------

Pegasystems Inc.                        Choate, Hall & Stewart
10 Main Street                          Exchange Place
Cambridge, MA 02142                     53 State Street
Attention:  Chief Financial Officer     Boston, MA 02109
                                        Attention:  Robert V. Jahrling, Esq.

If to the Company Equity Holders:            Copy to:
--------------------------------             -------

c/o James M. Oates,                          Thomas Congoran
as Company Equity Holder Representative      362 Old Holmes Road
P.O. Box 250                                 Hopkinton, NH 03229
83 Lakeshore Road
Elkins, NH 03233

         Any Party may give any notice, request, demand, claim or other communication hereunder using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail or electronic mail), but no such notice, request, demand, claim or other communication shall be deemed to have been duly given unless and until it actually is received by the party for whom it is intended. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

         10.8 Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of The Commonwealth of Massachusetts without giving effect to any choice or conflict of law provision or rule that would cause the application of laws of any jurisdictions other than those of The Commonwealth of Massachusetts.

         10.9 Amendments and Waivers. At any time prior to the Closing Date, this Agreement may not be amended except by a written agreement signed by each of the Buyer, the Sellers and the Company Equity Holder Representative. After the Closing Date, this Agreement may not be amended except by a written agreement signed by the Buyer and the Company Equity Holder Representative. No waiver of any right or remedy hereunder shall be valid unless the same shall be in writing and signed by the person or entity giving such waiver. No waiver by any person or entity with respect to any default, misrepresentation or breach of warranty or covenant hereunder shall be deemed to extend to any prior or subsequent default, misrepresentation or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

         10.10 Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the Parties agree that the court making the determination of invalidity or unenforceability shall have the power to limit the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified.

         10.11 Submission to Jurisdiction. Each of the Parties (a) submits to the jurisdiction of any state or federal court sitting in Boston, Massachusetts in any action or proceeding arising out of or relating to this Agreement, (b) agrees that all claims in respect of such action or proceeding may be heard and determined in any such court, and (c) agrees not to bring any action or proceeding arising out of or relating to this Agreement in any other court. Each of the Parties waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety or other security that might be required of any other Party with respect thereto. Any Party may make service on another Party by sending or delivering a copy of the process to the Party to be served at the address and in the manner provided for the giving of notices in Section 10.7. Nothing in this Section 10.11, however, shall affect the right of any Party to serve legal process in any other manner permitted by law.

         10.12 Construction.

                  (a) The language used in this Agreement shall be deemed to be the language chosen by the Parties to express their mutual intent, and no rule of strict construction shall be applied against any Party.

                  (b) Any reference to any federal, state, local or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise.

                            [Signature pages follow]

         IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

                                          PEGASYSTEMS INC.

                                       By:  /s/ Richard H. Jones
                                          -------------------------------------
                                            President

                                          1MIND CORPORATION

                                       By:  /s/ Thomas Congoran
                                          -------------------------------------
                                            President

                                          1MIND.COM, LLC

                                       By:  /s/ Thomas Congoran
                                          -------------------------------------
                                            President

                                          COMPANY EQUITY HOLDERS:

                                            /s/ James M. Oates
                                          -------------------------------------
                                          James M. Oates, individually and as
                                          Company Equity Holder Representative

                                            /s/ Thomas Congoran
                                          -------------------------------------


                                            /s/ Frederic C. Speaker
                                          -------------------------------------


                                            /s/ Harvey Hill
                                          -------------------------------------


                                            /s/ David A. Jensen
                                          -------------------------------------


                                            /s/ Charles M. Schneider
                                          -------------------------------------


                                            /s/ Mark Caron
                                          -------------------------------------

                                            /s/ Debbie Caron
                                          -------------------------------------


                                            /s/ Robert Moses
                                          -------------------------------------


                                            /s/ David J. McLean
                                          -------------------------------------


                                            /s/ James Oakey
                                          -------------------------------------


                                            /s/ Richard M. Burnes
                                          -------------------------------------


                                          MOONSTONE INVESTMENT INC.


                                       By: Daniel H. Wolf
                                          -------------------------------------
                                           President


                                          MAXOR NATIONAL PHARMACY SERVICES CORP.


                                       By: /s/ Jerry H. Hodge
                                          -------------------------------------
                                          Chairman/Chief Executive Officer


                                          THE SALLY W. CRAWFORD REVOCABLE
                                          TRUST OF 2000


                                       By: /s/ Sally W. Crawford
                                          -------------------------------------
                                                          Trustee

                                           /s/ Jeffrey Forsyth
                                          -------------------------------------


                                           /s/ Christopher Henderson
                                          -------------------------------------


                                           /s/ David Irish
                                          -------------------------------------

                                           /s/ Frank Hahn
                                          -------------------------------------


                                           /s/ Robert Sedgley
                                          -------------------------------------


                                           /s/ Eric Conlin
                                          -------------------------------------


                                           /s/ Jillian Carney
                                          -------------------------------------


                                           /s/ Pamela Demag
                                          -------------------------------------


                                           /s/ Christopher Forkel
                                          -------------------------------------


                                           /s/ David Godlewski
                                          -------------------------------------


                                           /s/ Jeffrey Howard
                                          -------------------------------------


                                           /s/ Jeorg Keith
                                          -------------------------------------


                                           /s/ Laura Starr-Houghton
                                          -------------------------------------


                                           /s/ Deborah Belcher
                                          -------------------------------------